Exhibit 1.21
Goldman Sachs Bank USA
Deposit Notes
fully and unconditionally guaranteed by
The Goldman Sachs Group, Inc.
Distribution Agreement
_____, 20__
Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.
Ladies and Gentlemen:
     Goldman Sachs Bank USA, a corporation duly organized under the Banking Law of the State of New York (the “Bank”), proposes to issue and sell, and The Goldman Sachs Group, Inc., a Delaware corporation (the “Guarantor”), as guarantor under the Guarantee referred to herein, proposes to guarantee, from time to time, the Bank’s Deposit Notes (the “Notes”), and each of the Bank and the Guarantor agrees with each Agent as to the matters set forth in this Distribution Agreement (this “Agreement”) among the Bank, the Guarantor and the Agent named herein as provided herein. Each of the terms “the Agents”, “such Agent”, “any Agent”, “an Agent”, “each Agent”, “the Purchasing Agent” and “the Selling Agent”, when used in this Agreement or in any Terms Agreement (as defined below) or in the Annexes hereto, shall mean Goldman, Sachs & Co. except at any time when more than one Agent is acting as such hereunder, as contemplated in Section 10 hereof, in which case such term shall include such other Agents.
     Each of the Bank and the Guarantor acknowledges and agrees that Goldman, Sachs & Co. may use the Offering Circular and the Guarantee Prospectus (each as defined below) in connection with offers and sales of the Notes in the secondary market as contemplated in the Offering Circular under the caption “Plan of Distribution” (“Secondary Market Transactions”). Each of the Bank and the Guarantor further acknowledges and agrees that Goldman, Sachs & Co. is under no obligation to effect any Secondary Market Transactions and, if it does so, it may discontinue effecting such transactions at any time without providing any notice to the Bank or the Guarantor. The term “Agent”, whenever used in this Agreement, shall include Goldman, Sachs & Co., whether acting in its capacity as an Agent or acting in connection with a Secondary Market Transaction, except as may be specifically provided otherwise herein.
     Subject to the terms and conditions stated herein and to the reservation by the Bank of the right to sell Notes directly on its own behalf, the Bank hereby appoints each Agent as an agent of the Bank for the purpose of soliciting and receiving offers to purchase Notes from the Bank when and as instructed by the Bank pursuant to Section 2(a) hereof, and each of the Bank and the Guarantor agrees that, except as otherwise contemplated herein, whenever the Bank determines to sell Notes directly to any Agent as principal, the Bank and the Guarantor may enter into a separate agreement (each a “Terms Agreement”), substantially in the form of Annex I hereto or in such other form as may be agreed by the parties to that particular agreement, relating to such sale in accordance with Section 2(b) hereof. This Agreement shall not be construed to create either an obligation on the part of the Bank to sell any Notes or an obligation of any of the Agents to purchase Notes as principal.
     The Notes will be issued under a Fiscal Agency Agreement, dated as of _____, 20__ (as it may be amended or supplemented from time to time, the “Fiscal Agency Agreement”), between the Bank, as issuer and The Bank of New York Mellon, as fiscal agent (including any successor fiscal agent thereunder, the “Fiscal Agent”). The Notes shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Offering Circular referred to below as it may be amended or supplemented from time to time. The Notes will be unconditionally and irrevocably guaranteed by The Goldman Sachs Group, Inc. under the Guarantee Agreement, dated December 1, 2008 (the “Guarantee”), as described in the Guarantee Prospectus as it may be amended or supplemented from time to time, and will be insured by federal deposit insurance up the applicable maximum allowable limits as described in the Offering Circular as amended or supplemented. The Notes will be issued, and the terms and rights thereof established, from time to time by the Bank in accordance with the Fiscal Agency Agreement.
     1. (A) Each of the Bank and the Guarantor, jointly and severally, represents and warrants to, and agrees with, each Agent that:
     (a) An offering circular, dated _____, 20__, has been prepared in connection with the offering of the Notes; any reference herein to the “Offering Circular” means the offering circular, dated _____, 20__ (or any offering circular replacing the same as agreed among the Bank, the Guarantor and Goldman, Sachs & Co. acting on behalf of the Agents), including all documents incorporated by reference therein; provided, however, that, with respect to each issue of Notes to be sold pursuant to this Agreement, any reference to the “Offering Circular as amended or supplemented”, other than in Section 1(A)(b)(i) hereof, shall be deemed to refer to and include the Offering Circular as amended or supplemented (including by any applicable Offering Circular Supplement prepared in accordance with Section 4(A)(a) hereof and any other Offering Circular Supplement specifically referred to in such Offering Circular Supplement) in relation to such Notes, in the form first provided to the Agents for use; and the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Bank or the Guarantor by an Agent expressly for use therein; and provided, further, that this representation and warranty insofar as made by the Bank shall not apply to any information regarding the Guarantee or the Guarantor included or incorporated by reference in the Offering Circular or any amendment or supplement thereto (including any documents of the Guarantor that are so incorporated);
     (b) (i) With respect to any issue of Notes to be sold pursuant to a Terms Agreement, the “Applicable Time” will be such time on the date of such Terms Agreement as is specified therein as the Applicable Time; (ii) with respect to each such issue of Notes, the Offering Circular as amended or supplemented as of the Applicable Time, and the Supplemental Offering Material listed in Schedule II(a) to the applicable Terms Agreement, if any, as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and (iii) with respect to each such issue of Notes, the Supplemental Offering Material listed in Schedule II(a) to the applicable Terms Agreement, if any, will not conflict with the information contained in the Offering Circular as amended or supplemented as of the Applicable Time; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Bank or the Guarantor by an Agent expressly for use therein; and provided, further, that this representation and warranty insofar as made by the Bank, shall not apply to any information regarding the Guarantee or the Guarantor included in or incorporated by reference in such Offering Circular or Supplemental Offering Material (including any documents of the Guarantor that are so incorporated). As used herein, “Supplemental Offering Material” means any “written communication” (within the meaning of the regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”)), other than the Offering Circular and the Guarantee Prospectus, prepared by or on behalf of the Bank or Guarantor, as applicable, or used or referred to by the Bank or Guarantor, that constitutes an offer to sell or a solicitation of an offer to buy the Notes, including, without limitation, any such written communication that would, if the sale of the Notes was to be conducted as a public offering pursuant to a registration statement filed with the Commission and the Offering Circular was to be considered to be a prospectus satisfying the requirements of Section 10(a) of the Act (a “Registered Offering”), constitute an “issuer free writing prospectus”, as defined in Rule 433 under the Act;
     (c) The Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular as amended or supplemented;
     (d) The Notes are exempt from registration under the Act pursuant to Section 3(a)(2) thereof. Qualification of an indenture under the Trust Indenture Act of 1939, as amended, is not required in connection with the offer, sale, issuance or delivery of the Notes;
     (e) When issued and delivered pursuant to this Agreement, the Notes will be entitled to the benefits of federal deposit insurance pursuant to 12 C.F.R. Part 330, subject to the limitations and restrictions set forth therein;
     (f) The Notes have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Bank enforceable in accordance with their terms and entitled to the benefits provided by the Fiscal Agency Agreement, under which they are to be issued, which will be substantially in the form previously delivered to you subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Fiscal Agency Agreement has been duly authorized, executed and delivered by the Bank and the Fiscal Agent and constitutes a valid and legally binding agreement of the Bank, enforceable in accordance with its terms against the Bank, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Notes and the Fiscal Agency Agreement will conform to the descriptions thereof in the Offering Circular as amended or supplemented and will be in substantially the form previously delivered to you;
     (g) The issue and sale of the Notes by the Bank, the compliance by the Bank with all of the provisions of the Notes, the Fiscal Agency Agreement, this Agreement and any Terms Agreement applicable to the Bank, and the consummation by the Bank of the transactions herein and therein contemplated for the Bank will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the property or assets of the Bank is subject, nor will such action result in any violation of the provisions of the Organization Certificate, as amended, or the By-laws of the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required to be obtained by the Bank for the solicitation of offers to purchase Notes, the issue and sale of the Notes by the Bank or the consummation by the Bank of the other transactions contemplated for it by this Agreement, any Terms Agreement or the Fiscal Agency Agreement, except such as may be required under state securities or Blue Sky laws in connection with the solicitation by such Agent of offers to purchase Notes from the Bank and with purchases of Notes by such Agent as principal, as the case may be, in each case in the manner contemplated hereby;
     (h) The statements set forth in the Offering Circular as amended or supplemented under the captions “Description of Notes We May Offer” and “Legal Ownership and Book-Entry Issuance”, insofar as they purport to constitute a summary of the terms of the Notes, and under the captions “United States Taxation”, “Plan of Distribution” and “Status of Deposit Notes”, insofar as they purport to describe the provisions of the laws or documents referred to therein, are accurate, complete and fair;
     (i) The Bank is not, and after giving effect to the offering and sale of the Notes will not be, an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (j) None of the transactions contemplated for the Bank by this Agreement or any Terms Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System; and

     (k) At each settlement date for a sale of Notes, the Bank will be a “well capitalized” institution as defined in 12 CFR §337.6 and may accept deposits from a deposit broker without obtaining a waiver from the Federal Deposit Insurance Corporation (the “FDIC”), or will be an “adequately capitalized” institution as defined in 12 C.F.R. §337.6 that has been granted a waiver from the FDIC allowing it to accept deposits from a deposit broker and is in compliance with the terms of the waiver.
     (B) The Guarantor represents and warrants to, and agrees with, each Agent that:
     (a) An “automatic shelf registration statement” as defined under Rule 405 under the Act, on Form S-3 (File No. 333-154173) in respect of the Guarantee has been filed with the Commission not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Guarantor (the prospectus filed as part of such registration statement relating to the Guarantee, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Guarantee Prospectus”); the various parts of such registration statement, including all exhibits thereto, and including any prospectus supplement relating to the Guarantee that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; any reference herein to the Guarantee Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Guarantee Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Guarantee filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Guarantee Prospectus; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Guarantee Prospectus; with respect to each issue of Notes to be sold pursuant to this Agreement, any reference to the “Guarantee Prospectus as amended or supplemented”, other than in Section 1(B)(f)(i) hereof, shall be deemed to refer to and include the Guarantee Prospectus as it may be amended or supplemented (or any guarantee prospectus replacing the same as agreed among the Bank, the Guarantor and Goldman, Sachs & Co. acting on behalf of the Agents) (it being understood that there may not be any such amendment or supplement) in relation to the Guarantee as applicable to such Notes, in the form filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(B)(a) hereof, including any documents incorporated by reference therein as of the date of such filing;
     (b) The documents incorporated by reference in the Guarantee Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated

therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Guarantee Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Bank or the Guarantor by any Agent expressly for use in the Guarantee Prospectus or any amendment or supplement thereto; and no such documents will be filed with the Commission after the Commission’s close of business on the business day immediately prior to the date of the applicable Terms Agreement and prior to the date of execution of such Terms Agreement, except as set forth on Schedule II(b) to such Terms Agreement;
     (c) The Registration Statement and the Guarantee Prospectus conform, and any further amendments or supplements to the Registration Statement or the Guarantee Prospectus will conform, in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Guarantee Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Bank or the Guarantor by any Agent expressly for use in the Guarantee Prospectus or any amendment or supplement thereto;
     (d) (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Guarantee in reliance on the exemption of Rule 163 under the Act, the Guarantor was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) with respect to each offering of the Guarantee pursuant hereto, at the earliest time after the filing of the Registration Statement that the Bank or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of such Notes, the Guarantor was not an “ineligible issuer” as defined in Rule 405 under the Act;
     (e) No order preventing or suspending the use of any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Guarantee (an “Issuer Free Writing Prospectus”) has been issued by the Commission;
     (f) With respect to the Guarantee of any issue of Notes to be sold pursuant to a Terms Agreement, (i) the Guarantee Prospectus as amended or supplemented (including any guarantee prospectus replacing the same as may be agreed upon among the Bank, the Guarantor and Goldman, Sachs & Co. acting on behalf of the Agents) as of the Applicable

Time and each Issuer Free Writing Prospectus, if any, listed in Schedule II(b) to the applicable Terms Agreement as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (ii) each such Issuer Free Writing Prospectus will not conflict with the information contained in such Guarantee Prospectus and, taken together with such Guarantee Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the representations and warranties in clauses (i) and (ii) of this Section 1(B)(f) shall not apply to statements or omissions made in such Guarantee Prospectus or any such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Bank or the Guarantor by any Agent expressly for use therein;
     (g) (i) Neither the Guarantor or any of its subsidiaries that are listed in the Guarantor’s latest Annual Report on Form 10-K pursuant to the requirements of Form 10-K and Item 601(b)(21) of the Commission’s Regulation S-K and are “significant subsidiaries” as defined in Rule 1-02(w) of the Commission’s Regulation S-X, including the Bank (the “Significant Subsidiaries”), has sustained since the date of the latest audited financial statements included or incorporated by reference in the Guarantee Prospectus or the Offering Circular, each as amended or supplemented, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Guarantee Prospectus or Offering Circular, each as amended or supplemented; and (ii) since the respective dates as of which information is given in the Guarantee Prospectus and Offering Circular, each as amended or supplemented, there has not been any material adverse change in the capital stock or long-term debt of the Guarantor or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries on a consolidated basis, otherwise, in any such case described in clause (i) or (ii), than as set forth or contemplated in the Offering Circular or the Guarantee Prospectus, each as amended or supplemented;
     (h) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular and Guarantee Prospectus, each as amended or supplemented. The Bank is a wholly owned direct subsidiary of the Guarantor, and the Guarantor is a Delaware corporation and a bank holding company that has securities registered under the Exchange Act, including the Guarantee;
     (i) The Guarantee has been duly authorized, and, when any Notes are issued, delivered and paid for pursuant to this Agreement and any Terms Agreement, such Notes will be entitled to the benefits of the Guarantee and the Guarantee will constitute a valid and legally binding obligation of the Guarantor with regard to such Notes enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

     (j) The Guarantee of the Notes by the Guarantor pursuant to the Guarantee, the compliance by the Guarantor with all of the provisions of the Guarantee, this Agreement and any Terms Agreement applicable to the Guarantor, and the consummation by the Guarantor of the transactions herein and therein contemplated for it will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound or to which any of the property or assets of the Guarantor is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, as amended, or the By-laws of the Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required to be obtained by the Guarantor for the solicitation of offers to purchase Notes subject to the Guarantee, the issue and sale of the Notes subject to the Guarantee, or the consummation by the Guarantor of the other transactions contemplated for it by this Agreement or any Terms Agreement, except such as have been obtained under the Act on or prior to the date of this Agreement and such as may be required under state securities or Blue Sky laws in connection with the solicitation by such Agent of offers to purchase Notes and with purchases of Notes by such Agent as principal, as the case may be, in each case in the manner contemplated hereby;
     (k) The statements set forth in the Offering Circular as amended or supplemented under the caption “The Guarantee and the Guarantee Agreement” and the statements set forth in the Guarantee Prospectus as amended or supplemented under the caption “Our Guarantee and the Guarantee Agreement”, insofar as they purport to constitute a summary of the terms of the Guarantee and the Guarantee Agreement, and the statements in such Guarantee Prospectus under the caption “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;
     (l) Qualification of an indenture under the Trust Indenture Act of 1939, as amended, is not required in connection with the Guarantee of the Notes pursuant to the Guarantee Agreement;
     (m) Neither the Guarantor nor any of its Significant Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;
     (n) Other than as set forth in the Offering Circular or the Guarantee Prospectus, each as amended or supplemented, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries is a party or of which any property of the Guarantor or any of its subsidiaries is the subject, which, if determined adversely to the Guarantor or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries, and, to the best of the Guarantor’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

     (o) The Guarantor and its Significant Subsidiaries possess all authorizations issued by the appropriate Federal, state and foreign governments, governmental or regulatory authorities, self-regulatory organizations and all courts or other tribunals, and are members in good standing of each Federal, state or foreign exchange, board of trade, clearing house or association and self-regulatory or similar organization necessary to conduct their respective businesses as described in the Offering Circular and the Guarantee Prospectus, each as amended or supplemented, except as would not, individually or in the aggregate, have a material adverse effect on the prospects, financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries;
     (p) PricewaterhouseCoopers LLP, who certified certain financial statements of the Guarantor and its subsidiaries, and audited the Guarantor’s internal control over financial reporting, are an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;
     (q) The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Offering Circular and the Guarantee Prospectus, each as amended or supplemented, the Guarantor’s internal control over financial reporting is effective and the Guarantor is not aware of any material weaknesses in its internal control over financial reporting;
     (r) The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to its principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
     (s) The Guarantor is not, and after giving effect to the offering and sale of the Notes will not be, an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and
     (t) The Guarantor has an authorized capitalization as set forth in the Offering Circular and the Guarantee Prospectus, each as amended or supplemented, and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable.
     2. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, upon receipt of instructions from the Bank, to act as agent of the Bank and to use its reasonable efforts to solicit and receive offers to purchase a particular Note or Notes from the Bank upon the terms and conditions set forth in the Offering Circular as amended or supplemented from time to time. Each Agent shall solicit offers to purchase only Notes having such terms, and shall solicit such offers only during such periods, as the Bank shall instruct such Agent. So long as this

Agreement shall remain in effect with respect to any Agent, the Bank shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, any deposit notes except pursuant to this Agreement or any Terms Agreement or except pursuant to a purchase agreement that does not provide for a continuous offering of deposit notes (other than in Secondary Market Transactions or when the Bank’s deposit notes are not guaranteed or are guaranteed by a party other than the Guarantor). However, the Bank reserves the right to sell, and may solicit and accept offers to purchase, Notes directly on its own behalf in transactions with persons other than broker-dealers, and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale. These provisions shall not limit Section 4(A)(f) hereof or any similar provision included in any Terms Agreement.
     Procedural details relating to the issue and delivery of Notes, the solicitation of offers to purchase Notes and the payment in each case therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement among the Agents, the Guarantor and the Bank (the “Administrative Procedure”). The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. Each Agent, the Guarantor and the Bank agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure. The Bank will furnish to the Fiscal Agent a copy of the Administrative Procedure as from time to time in effect.
     The Bank reserves the right, in its sole discretion, at any time when the Bank has instructed any Agent to solicit offers to purchase the Notes, to instruct such Agent to suspend, for any period of time or permanently, the solicitation of offers to purchase the Notes. As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from the Bank, such Agent will suspend solicitation of offers to purchase Notes from the Bank until such time as the Bank has instructed such Agent to resume such solicitation. During such period, the Bank shall not be required to comply with the provisions of Sections 4(A)(e) and 4(A)(f) and the Guarantor shall not be required to comply with the provisions of Section 4(B)(e) with regard to such Agent. Upon advising such Agent that such solicitation may be resumed, however, the Bank shall simultaneously provide the documents (if any) required to be delivered by Sections 4(A)(e) and 4(A)(f) and the Guarantor shall simultaneously provide the documents (if any) required to be delivered under Section 4(B)(e), and such Agent shall have no obligation to solicit offers to purchase the Notes until such documents have been received by such Agent. In addition, any failure by the Bank and the Guarantor to comply with their obligations hereunder, including their obligations to deliver the documents required by Sections 4(A)(e), 4(A)(f) and 4(B)(e), with regard to any Agent shall automatically terminate such Agent’s obligations hereunder, including its obligations to solicit offers to purchase the Notes hereunder as agent or to purchase Notes hereunder as principal.
     The Bank agrees to pay each Agent a commission, at the time of settlement of any sale of a Note by the Bank as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Note sold or in an amount as agreed between the Agent and the Bank:

Commission
(percentage of
aggregate
principal amount
Range of Maturities	of Notes sold)
Less than 1 year	.050%
From 1 year to less than 1 1/2 years	.100%
From 1 1/2 years to less than 2 years	.150%
From 2 years to less than 3 years	.175%
From 3 years to less than 4 years	.250%
From 4 years to less than 5 years	.250%
From 5 years to less than 6 years	.250%
From 6 years to less than 7 years	.250%
From 7 years to less than 10 years	.250%
From 10 years to less than 12 years	.250%
From 12 years to less than 15 years	.250%
From 15 years to less than 20 years	.250%
From 20 years to less than 30 years	.250%
From 30 years to less than 40 years	.250%
40 years and more	.250%
     (b) Each sale of Notes by the Bank to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Bank, the Guarantor and such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Notes by the Bank to, and the purchase thereof by, such Agent; a Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent; the commitment of any Agent to purchase Notes as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Bank and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth; each Terms Agreement shall specify the principal amount of Notes to be purchased by any Agent pursuant thereto, the price to be paid to the Bank for such Notes, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Notes and the time and date and place of delivery of and payment for such Notes; such Terms Agreement shall also specify any requirements for opinions of counsel, accountant’s letters and officers’ certificates pursuant to Section 4 hereof and such Terms Agreement may also include such other provisions

(including provisions that modify this Agreement insofar as it sets forth the agreement among the Bank, the Guarantor and such Agent) as the Bank, the Guarantor and such Agent may agree upon. Unless otherwise specified in a Terms Agreement, each Agent proposes to offer Notes purchased by it as principal from the Bank for sale at prevailing market prices or prices related thereto at the time of sale, which may be equal to, greater than or less than the price at which such Notes are purchased by such Agent from the Bank.
     For each sale of Notes by the Bank to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Notes and payment therefor shall be as set forth in the Administrative Procedure. For each such sale of Notes by the Bank to an Agent as principal that is not made pursuant to a Terms Agreement, the Bank agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section 2(a) hereof and in accordance with the schedule set forth therein (or in such amount as may be agreed among such Agent, the Bank and the Guarantor).
     Each time and date of delivery of and payment for Notes to be purchased from the Bank by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedure, is referred to herein as a “Time of Delivery”.
     (c) Each Agent agrees, with respect to any Note denominated in a currency other than U.S. dollars, and whether acting as agent, as principal under any Terms Agreement or otherwise (including, in the case of Goldman, Sachs & Co., in any Secondary Market Transaction), not to solicit offers to purchase or otherwise offer, sell or deliver such Note, directly or indirectly, in, or to residents of, the country issuing such currency, except as permitted by applicable law.
     3. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents, the Bank and the Guarantor but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Notes is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the “Commencement Date”).
     4. (A) The Bank covenants and agrees with each Agent as follows (and the Guarantor covenants and agrees with each Agent to cause the Bank to perform its covenants and agreements that follow):
     (a) (i) To make no amendment or supplement to the Offering Circular (A) prior to the Commencement Date which shall be disapproved by any Agent promptly after reasonable notice thereof, (B) after the date of any Terms Agreement or other agreement by an Agent to purchase Notes as principal and prior to the related Time of Delivery which shall be disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof or (C) during the period beginning on the Commencement Date and continuing for as long as may be required under applicable law, in the reasonable judgment of Goldman, Sachs & Co. after consultation with the Bank and the Guarantor, in order to offer and sell any Notes in Secondary Market Transactions as contemplated by the Offering Circular (the “Secondary Transactions Period”) which shall be disapproved by Goldman, Sachs & Co. promptly after reasonable notice thereof;
     (ii) to prepare, with respect to any Notes to be sold by the Bank through or to such Agent pursuant to this Agreement, an Offering Circular Supplement with respect to such Notes in a form previously approved by such Agent;
     (iii) to make no amendment or supplement to the Offering Circular, other than any Offering Circular Supplement, at any time prior to having afforded Goldman, Sachs & Co. and each other Agent a reasonable opportunity to review and comment thereon, but only, in the case of any such other Agent, if such other Agent is then soliciting the purchase of Notes upon the Bank’s instruction and such amendment or supplement would relate to such Notes;
     (iv) with respect to any issue of Notes to be sold pursuant to a Terms Agreement, but only if requested by the Agents party to such Terms Agreement prior to the Applicable Time (and so indicated in Schedule II(c) to such Terms Agreement), to prepare a final term sheet relating to such Notes in the form set forth in Schedule III to such Terms Agreement;
     (v) with respect to the Guarantee of any Notes offered and sold by such Agent pursuant hereto, to file promptly all material (if any) prepared and required to be filed by the Bank with the Commission pursuant to Rule 433(d) under the Act in connection with such offer or sale;
     (b) Promptly from time to time to take such action as such Agent may reasonably request to qualify the Notes (including the Guarantee) for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Notes (including, in the case of Goldman, Sachs & Co., in any Secondary Market Transactions during the Secondary Transactions Period); provided, however, that in connection therewith neither the Bank nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
     (c) (i) To furnish such Agent with copies of the Offering Circular and each amendment or supplement thereto, other than any Offering Circular Supplement (except as provided in the Administrative Procedures), in such quantities as such Agent may reasonably request from time to time;
     (ii) if at any time when such Agent has been instructed to solicit purchases of Notes from the Bank and such instructions are still in effect, or if at any time prior to the expiration of nine months after the Time of Delivery with respect to any Notes purchased by such Agent from the Bank as principal (or, in the case of Goldman, Sachs & Co., if at any time during the Secondary Transactions Period), any event shall have occurred as a result of which the Offering Circular as amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement such Offering Circular in order to comply with applicable law, to notify such Agent and request such Agent, in its capacity as agent of the Bank, to suspend solicitation of offers to purchase Notes from the Bank (and, if so notified, such Agent shall cease such solicitations (and the use of the Offering Circular and the Guarantee Prospectus and any amendments or supplements thereto) as soon as practicable, but in any event not later than one business day in New York City later); and if the Bank shall decide to amend or supplement such Offering Circular, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare an amendment or supplement to such Offering Circular that will correct such statement or omission or effect such compliance; provided, however, that the covenants and agreements in clause (i) above and this clause (ii) shall be deemed made directly and solely by the Guarantor and not by the Bank (and references herein and therein to the Bank shall be deemed to refer to the Guarantor) insofar as such misstatement, omission or non-compliance relates to any information regarding the Guarantee or the Guarantor included or incorporated by reference in such Offering Circular (including any documents of the Guarantor that are so incorporated); and
     (iii) notwithstanding paragraph (ii) above, if during the nine-month period specified in such paragraph such Agent continues to own Notes that were purchased from the Bank by such Agent as principal (or if, in the case of Goldman, Sachs & Co., at any time during the Secondary Transactions Period when it owns any Notes purchased in Secondary Market Transactions), the Bank shall promptly prepare such an amendment or supplement and furnish without charge to such Agent as many copies as it may from time to time during such period reasonably request of such amendment or supplement; provided, however, that the Bank may elect, upon notice to Goldman, Sachs & Co., not to comply with this paragraph (iii) with respect to any Secondary Market Transactions, but only for a period or periods that the Bank reasonably determines are necessary in order to avoid premature disclosure of material, non-public information, unless, notwithstanding such election, such disclosure would otherwise be required under this Agreement; and provided, further, that no such period or periods described in the preceding proviso shall exceed 90 days in the aggregate during any period of 12 consecutive calendar months. Upon receipt of any such notice, Goldman, Sachs & Co. shall cease using the Offering Circular or any amendment or supplement thereto in connection with Secondary Market Transactions until it receives notice from the Bank that it may resume using such document (or such document as it may be amended or supplemented);
     (d) That each acceptance by the Bank of an offer to purchase Notes hereunder solicited by such Agent (including any purchase from the Bank by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Bank of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Bank contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Notes relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Offering Circular as amended and supplemented relating to such Notes);
     (e) That reasonably in advance of each time any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act is incorporated by reference into the Offering Circular and Guarantee Prospectus and each time the Bank sells Notes to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Sullivan & Cromwell LLP as a condition to the purchase of Notes pursuant to such Terms Agreement, the Bank shall furnish to such counsel such papers and information of the Bank as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;
     (f) That, from the date of any Terms Agreement with such Agent or other agreement by such Agent to purchase Notes as principal and continuing to and including the later of (i) the termination of the trading restrictions for the Notes purchased thereunder, as notified to the Bank and the Guarantor by such Agent, and (ii) the related Time of Delivery, the Bank will not, without the prior written consent of such Agent, offer, sell, contract to sell or otherwise dispose of any deposit notes after such Time of Delivery except pursuant to this Agreement, any Terms Agreement, or any purchase agreement that does not provide for a continuous offering of deposit notes (other than in Secondary Market Transactions or when the deposit notes are not guaranteed or are guaranteed by a party other than the Guarantor). For the avoidance of doubt, nothing in this Section 4(A)(f) shall restrict any offer or sale of certificates of deposit by the Bank;
     (g) To offer to any person who has agreed to purchase Notes from the Bank as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Notes if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in Section 6(a), 6(e), 6(f), 6(g) or 6(h) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Notes shall be substituted, for purposes of this Section 4(A)(g), for the respective judgments of an Agent with respect to certain matters referred to in Sections 6(e) and 6(g) hereof, and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(e) and 6(g) on behalf of any such person);
     (h) To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Offering Circular as amended or supplemented under the caption “Use of Proceeds”; and
     (i) Except as may be waived by Goldman, Sachs & Co. on behalf of the Agents, to provide such Agent with copies of any publicly available reports (financial or otherwise) furnished to or filed by either the Bank with any federal or state supervisory or regulatory authority as promptly as practicable after such reports become publicly available; provided, however, that with respect to any Consolidated Reports of Condition and Income (“Call Reports”) filed by the Bank, the Bank will provide such Call Reports upon request by any Agent.

     (B) The Guarantor covenants and agrees with each Agent:
     (a) (i) To make no amendment or supplement to the Guarantee Prospectus (A) prior to the Commencement Date which shall be disapproved by any Agent promptly after reasonable notice thereof, (B) after the date of any Terms Agreement or other agreement by an Agent to purchase Notes as principal and prior to the related Time of Delivery which shall be disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof or (C) during the period beginning on the Commencement Date and continuing for as long as may be required under applicable law, in the reasonable judgment of Goldman, Sachs & Co. after consultation with the Bank and the Guarantor, in order to offer and sell any Notes in Secondary Market Transactions during the Secondary Transactions Period, which shall be disapproved by Goldman, Sachs & Co. promptly after reasonable notice thereof;
     (ii) to make no amendment or supplement to the Guarantee Prospectus (other than any amendment or supplement relating to the Guarantee of any Notes not being offered and sold by such Agent) at any time prior to having afforded such Agent a reasonable opportunity to review and comment thereon;
     (iii) with respect to the Guarantee of any Notes offered and sold by such Agent pursuant hereto, to file promptly all material required to be filed by the Guarantor with the Commission pursuant to Rule 433(d) under the Act in connection with such offer or sale;
     (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Guarantee Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Notes by reason of the Guarantee (including, in the case of Goldman, Sachs & Co., in any Secondary Market Transactions during the Secondary Transactions Period), and during such same period to advise such Agent, promptly after the Guarantor receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Guarantee Prospectus or any amended Guarantee Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Guarantee Prospectus or other prospectus in respect of the Guarantee, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act relating to the Guarantee, of the suspension of the qualification of the Guarantee for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Guarantee Prospectus or for additional information; and
     (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by Goldman, Sachs & Co. and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by Goldman, Sachs & Co. promptly after reasonable notice thereof;
     (c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Agents, the Guarantor will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Guarantee, in a form satisfactory to you. If at the Renewal Deadline the Guarantor is no longer eligible to file an automatic shelf registration statement, the Guarantor will, if it has not already done so, file a new shelf registration statement relating to the Guarantee, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Guarantee. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be relating to the Guarantee;
     (d) (i) To furnish such Agent with copies of the Guarantee Prospectus and each amendment or supplement thereto, other than any amendment or supplement relating to the Guarantee of Notes not being offered or sold by such Agent (except as provided in the Administrative Procedures), in such quantities as such Agent may reasonably request from time to time;
     (ii) if the delivery of a prospectus relating to the Guarantee (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the applicable Offering Circular Supplement in connection with the offering or sale of Notes (including Notes purchased from the Bank by such Agent as principal and including, in the case of Goldman, Sachs & Co., in any Secondary Market Transactions during the Secondary Transactions Period, whether before or after such expiration) and if at such time any event shall have occurred as a result of which the Guarantee Prospectus as amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Guarantee Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement such Guarantee Prospectus or to file under the Exchange Act any document incorporated by reference in such Guarantee Prospectus in order to comply with the Act or the Exchange Act, to notify such Agent and request such Agent, in its capacity as agent of the Bank, to suspend solicitation of offers to purchase Notes from the Bank (and, if so notified, such Agent shall cease such solicitations (and use of the Offering Circular and Guarantee Prospectus and any amendment or supplement thereto) as soon as practicable, but in any event not later than one business day in New York City later); and if the Guarantor shall decide to amend or supplement the Registration Statement or such Guarantee Prospectus, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and, if necessary, cause to be filed promptly with the Commission, an amendment or supplement to the Registration Statement or such Guarantee Prospectus that will correct such statement or omission or effect such compliance;
     (iii) notwithstanding paragraph (ii) above, if during the period specified in such paragraph such Agent continues to own any such Notes purchased from the Bank by such Agent as principal or such Agent is otherwise required to deliver a prospectus relating to the Guarantee (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in respect of transactions in any such Notes (including, in the case of Goldman, Sachs & Co., in any Secondary Market Transactions during the Secondary Transactions Period), the Guarantor shall promptly prepare and file with the Commission such an amendment or supplement and furnish without charge to such Agent as many copies as it may from time to time during such period reasonably request of such amendment or supplement; provided, however, that the Guarantor may elect, upon notice to Goldman, Sachs & Co., not to comply with this paragraph (iii) with respect to any Secondary Market Transaction, but only for a period or periods that the Guarantor reasonably determines are necessary in order to avoid premature disclosure of material, non-public information, unless, notwithstanding such election, such disclosure would otherwise be required under this Agreement; and provided, further, that no such period or periods described in the preceding proviso shall exceed 90 days in the aggregate during any period of 12 consecutive calendar months. Upon receipt of any such notice, Goldman, Sachs & Co. shall cease using the Offering Circular and Guarantee Prospectus or any amendment or supplement thereto in connection with Secondary Market Transactions until it receives notice from the Guarantor that it may resume using such document (or such document as it may be amended or supplemented);
     (e) So long as any Notes are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to its stockholders generally, and to deliver to such Agent (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Guarantor is listed; and (ii) such additional information concerning the business and financial condition of the Guarantor as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Guarantor and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);
     (f) To make generally available to securityholders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Guarantor, Rule 158 under the Act);
     (g) That each acceptance by the Bank of an offer to purchase Notes hereunder solicited by such Agent (including any purchase from the Bank by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Bank and the Guarantor of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Guarantor contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Notes relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Offering Circular and the Guarantee Prospectus as amended and supplemented relating to such Notes);
     (h) That reasonably in advance of each time any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act is incorporated by reference into the Offering Circular and Guarantee Prospectus and each time the Bank sells Notes to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Sullivan & Cromwell LLP as a condition to the purchase of Notes pursuant to such Terms Agreement, the Guarantor shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof; provided, however, that Goldman, Sachs & Co. may waive this covenant and agreement on behalf of itself and the Agents (but only, in the case of any such Terms Agreement, if Goldman, Sachs & Co. is a party thereto);
     (i) That reasonably promptly after each time any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act is incorporated by reference into the Guarantee Prospectus and each time the Bank sells Notes to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a certificate under this Section 4(B)(i) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Guarantor shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such supplement, amendment or incorporation or the Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Guarantor or the Bank as shall be satisfactory to such Agent, to the effect that the statements contained in the certificates referred to in Section 6(i) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, Offering Circular and the Guarantee Prospectus, each as amended and supplemented to such date), or, in lieu of such certificate, a certificate of the same tenor as the certificates referred to in said Section 6(i) but modified to relate to the Registration Statement, Offering Circular and the Guarantee Prospectus, each as amended and supplemented to such date; provided, however, that Goldman, Sachs & Co. may waive this covenant and agreement on behalf of itself and the Agents (but only, in the case of any such Terms Agreement, if Goldman, Sachs & Co. is a party thereto); and
     (j) That reasonably promptly after each time any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act is incorporated by reference into the Guarantee Prospectus, and each time the Bank sells Notes to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(B)(j) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Guarantor shall cause the independent registered public accounting firm who audited the financial statements of the Guarantor and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment, supplement or incorporation or the Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(d) hereof but modified to relate to the Registration Statement and the Guarantee Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Guarantor, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 6(d) hereof which was last furnished to such Agent; and provided, further, that, Goldman, Sachs & Co. may waive this covenant and agreement on behalf of itself and the Agents (but only, in the case of any such Terms Agreement, if Goldman, Sachs & Co. is a party thereto).
     (C) Each Agent covenants and agrees with the Bank and the Guarantor that:
     (a) It will comply with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act of 2001, as amended, all applicable money laundering and “know your customer” statutes of all United States jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in the United States (collectively the “Anti-Money Laundering Laws”) and each Agent will ensure that each sale of Notes to its customers complies with all such Anti-Money Laundering Laws;
     (b) It will comply with the requirements of the Truth in Savings Act, 12 USC §4301 et seq., applicable to a deposit broker, and any advertisements, as that term is therein defined, in connection with the Notes will contain the information required by the Truth in Savings Act and the regulations promulgated thereunder;
     (c) Neither it, nor any of its subsidiaries nor to its knowledge, any of its agents or any agent of its subsidiaries is subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and such Agent has established and will maintain procedures that will identify and reject as a purchaser of a Note any government of, or any person located in, any country, or any person, targeted by any of the economic sanctions programs or similar sanction-related measures of the United States administered by OFAC; and
     (d) It will comply with the guidelines for “Disclosures and Sales Practices concerning Market Indexed/Linked Certificates of Deposit” set forth by the New York Stock Exchange (“NYSE”) in the Information Memo Number 06-12 dated March 17, 2006, as if it were applicable to Notes and as if such Agent were a member organization of NYSE which is subject to such Information Memo.
     4A. (a) (i) The Bank, the Guarantor and each Agent agree that the Agents may prepare and use one or more preliminary or final term sheets relating to the Notes in the form set forth in Schedule III to any Terms Agreement;

     (ii) Each Agent represents that, other than as permitted under subparagraph (a)(i) above, it has not made and will not make any offer relating to the Notes that would constitute a free writing prospectus (as defined in Rule 405 under the Act) with respect to the Notes (if the Notes were being offered and sold in a Registered Offering) or the Guarantee without the prior consent of the Bank, the Guarantor and Goldman, Sachs & Co. and that, with respect to any issue of Notes to be sold pursuant to a Terms Agreement, Schedule II(c) to such Terms Agreement will be a complete list of any such free writing prospectuses for which the Agents have received such consent;
     (iii) Each of the Bank and the Guarantor represents and agrees that it has not made and will not make any offer relating to the Notes that would constitute a free writing prospectus of the kind described in clause (ii) above (including, in the case of the Guarantor, an Issuer Free Writing Prospectus) without the prior consent of Goldman, Sachs & Co. and that, with respect to any issue of Notes to be sold pursuant to a Terms Agreement, Schedule II(d) to such Terms Agreement will be a complete list of any such free writing prospectuses for which it has received such consent; and
     (iv) Each of the Bank and the Guarantor has complied and will comply with the requirements of Rule 433 under the Act applicable to it with regard to any free writing prospectus relating to the Guarantee (including, in the case of the Guarantor, any Issuer Free Writing Prospectus), including timely filing with the Commission, if required by it, or retention and legending where required by it;
     (b) The Bank and the Guarantor each agrees that if at any time following issuance of a free writing prospectus of the kind described in clause (a)(ii) above any event occurred or occurs as a result of which such free writing prospectus would conflict with the information in the Offering Circular, the Guarantee Prospectus or an amendment or supplement thereto or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Bank will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., the Bank will prepare and furnish without charge to each Agent a free writing prospectus or other document which will correct such conflict, statement or omission; provided, however, that these agreements shall be deemed made solely by the Guarantor and not by the Bank (and references to the Bank in this paragraph shall be deemed to refer to the Guarantor) insofar as such conflict, untrue statement or omission relates to any information about the Guarantee or the Guarantor); and provided, further, that these agreements shall not apply to any such conflict, untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Bank by an Agent expressly for use in such free writing prospectus.
     (c) The Guarantor agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Guarantee Prospectus, the Offering Circular or an Offering Circular Supplement or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Guarantor will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., the Guarantor will prepare and furnish without charge to each Agent an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Agent expressly for use therein.
     5. The Bank and the Guarantor, jointly and severally, covenant and agree with each Agent to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Bank’s counsel and the Guarantor’s counsel and accountants and all other expenses in connection with the preparation, printing and filing of the Offering Circular, the Registration Statement, the Guarantee Prospectus and all amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, the Fiscal Agency Agreement, the Guarantee Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes or with the Guarantee; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section (1)(A)(g) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and Legal Investment Memoranda; (iv) any fees charged by securities rating services for rating the Notes and the Guarantee; (v) any filing fees incident to, and the fees and disbursements of counsel for the Agents in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Notes (other than, in the case of Goldman, Sachs & Co., in any Secondary Market Transactions); (vi) any advertising expenses connected with the solicitation of offers to purchase and sale of Notes so long as such advertising expenses have been approved by the Guarantor; (vii) the cost of preparing the Notes; (viii) the fees and expenses of the Fiscal Agent and any agent of the Fiscal Agent and any transfer or paying agent of the Bank and the fees and disbursements of counsel for the Fiscal Agent or such agent in connection with the Fiscal Agency Agreement and the Notes; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.
     6. The obligation of any Agent, as agent of the Bank, at any time (“Solicitation Time”) to solicit offers to purchase the Notes from the Bank and the obligation of any Agent to purchase Notes from the Bank as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent’s discretion, to the condition that all representations and warranties and other statements of the Bank and the Guarantor herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated by reference in such Terms Agreement) are true and correct at and as of the Commencement Date and any applicable date referred to in Sections 4(A)(d) and 4(B)(g) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or at and as of both such Time of Delivery and Time of Sale, as the case may be (“Time of Sale” shall mean, with respect to any obligation of an Agent to purchase Notes as principal, the time when the related Terms Agreement becomes effective or if there is no Terms Agreement, the time when the Agent otherwise becomes committed to purchase the Notes); the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, each of the Bank and the Guarantor shall have performed all of its respective obligations hereunder theretofore to be performed; and the following additional conditions:

     (a) (i) With respect to any Notes sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Guarantee Prospectus as amended or supplemented with respect to such Notes shall have been filed with the Commission within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(B)(a) hereof; (ii) any material to be filed, if required, by the Bank or the Guarantor pursuant to Rule 433(d) under the Act shall have been filed, if required, with the Commission within the applicable time periods prescribed for such filings by Rule 433; (iii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; (iv) no stop order suspending or preventing the use of the Guarantee Prospectus shall have been initiated or threatened by the Commission, and (v) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;
     (b) (i) Sullivan & Cromwell LLP, acting as counsel to the Bank and the Guarantor, shall have furnished to such Agent an opinion dated the Commencement Date, to the effect set forth in Annex III-1 (or in such other form acceptable to such Agent) and (ii) if and to the extent requested by such Agent, Sullivan & Cromwell LLP, acting as counsel to the Bank and the Guarantor, shall have furnished to such Agent, with respect to each applicable filing date and each applicable sale date relating to such Agent referred to in Section 4(B)(h) hereof that is after the Commencement Date but is on or prior to such Solicitation Time or Time of Delivery, as the case may be, an opinion and letter, dated such applicable filing date or the Time of Delivery relating to such applicable sale date, as the case may be, to the effect set forth in Annexes III-1 and III-2 (or in such other forms as may be acceptable to such Agent) or, in the case of any such opinion or letter that was previously furnished to such Agent pursuant to this Section 6(b), that such Agent may rely on the same to the same extent as though it was dated the date of such letter authorizing reliance (except that the statements in such last opinion or letter if previously requested, shall be deemed to relate to the Registration Statement, Guarantee Prospectus and Offering Circular, each as amended and supplemented, to such date); and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) A General Counsel or Associate General Counsel of the Bank and a General Counsel or Associate General Counsel of the Guarantor, or other counsel for the Bank or the Guarantor, as the case may be, satisfactory to such Agent, shall each have furnished to such Agent such counsel’s written opinions, dated the Commencement Date and, with respect to each applicable sale date relating to such Agent referred to in Section 4(B)(i) hereof that is after the Commencement Date but is on or prior to such Time of Delivery, and if and to the extent requested by such Agent, dated such Time of Delivery, in each case in form and substance satisfactory to such Agent to the effect set forth in Annex IV hereto (or in such other form as may be acceptable to such Agent);
     (d) If requested by such Agent, not later than 10:00 a.m., New York City time, on the Commencement Date and on each applicable filing date and each applicable sale date relating to such Agent referred to in Section 4(B)(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, the independent registered public accounting firm who have audited the financial statements of the Guarantor and its subsidiaries included or incorporated by reference in the Offering Circular or Registration Statement shall have furnished to such Agent a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance satisfactory to such Agent, to the effect set forth in Annex V hereto;
     (e) (i) Neither the Guarantor nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Circular or Guarantee Prospectus, each as amended or supplemented, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular or Guarantee Prospectus, each as amended or supplemented, and (ii) since the respective dates as of which information is given in the Offering Circular or Guarantee Prospectus, each as amended or supplemented, prior to the date of the Offering Circular Supplement relating to the Notes to be delivered at the relevant Time of Delivery there shall not have been any change in the capital stock or long-term debt of the Guarantor or any of its Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Guarantor and its Subsidiaries on a consolidated basis, otherwise than as set forth or contemplated in the Offering Circular or Guarantee Prospectus, each as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of such Agent so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Notes from the Bank or the purchase by such Agent of Notes from the Bank as principal, as the case may be, on the terms and in the manner contemplated in the Offering Circular or Guarantee Prospectus, each as first amended or supplemented, relating to the Notes to be delivered at the relevant Time of Delivery;
     (f) On or after the Applicable Time (if any) (i) no downgrading shall have occurred in the rating accorded the Guarantor’s debt securities or the Bank’s long-term deposits and issuer rating by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Guarantor’s debt securities;
     (g) On or after the Applicable Time (if any) there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, (ii) a suspension or material limitation in trading in the Guarantor’s securities on the New York Stock Exchange, (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of such Agent makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of the Notes from the Bank as principal pursuant to the applicable Terms Agreement on the terms and in the manner contemplated in the Offering Circular and

Guarantee Prospectus as first amended or supplemented relating to the Notes to be delivered at the relevant Time of Delivery;
     (h) (i) With respect to any Note denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Note the principal or interest of which is indexed to such currency, currencies or composite currency, on or after the date hereof or of any applicable Terms Agreement there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency; and (ii) with respect to any Note linked to the capital stock of an issuer other than the Guarantor, additional conditions comparable to those set forth in Sections 6(e), 6(f) and 6(g) shall have been satisfied with respect to such issuer (with such additional conditions being identical to those in Sections 6(e), (f) and (g), except that, for this purpose, all references to the Guarantor in such sections shall be deemed to mean such other issuer and, if the principal trading market for such other issuer’s capital stock is not the New York Stock Exchange, the reference to the New York Stock Exchange in Section 6(g)(i) shall be deemed to mean either the New York Stock Exchange or such principal trading market and in Section 6(g)(ii) shall be deemed to mean only such principal trading market), it being understood that nothing in this clause (ii) shall limit or otherwise affect conditions in Sections 6(e), (f) and (g), which shall apply in addition to any conditions applicable pursuant to this clause (ii); and
     (i) Each of the Bank and the Guarantor shall have furnished or caused to be furnished to such Agent certificates of officers of the Bank or the Guarantor, respectively, dated the Commencement Date and each applicable date referred to in Section 4(B)(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Bank or the Guarantor, as applicable, as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Bank or the Guarantor, as applicable, herein at and as of the Commencement Date or such applicable date, as the case may be (and in the case of any certificates provided at a Time of Delivery, also at and as of the applicable Time of Sale), as to the performance by the Bank or the Guarantor, as applicable, of all of its respective obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsections (a) and (e) of this Section 6, and as to such other matters as such Agent may reasonably request.
     It is understood and agreed that the opinions, letters and certificates to be furnished on the Commencement Date pursuant to Sections 6(b)(i), (c), (d) and (i) above may, if Goldman, Sachs & Co. requests a later date in writing, instead be furnished on such later date, and the furnishing of such documents shall not be a condition to any obligations of the Agents hereunder or under any Terms Agreement as of any time prior to such later date. Goldman, Sachs & Co. may waive any and all of the conditions in 6(b), (c), (d) and (i) above with regard to any Solicitation Time or Time of Delivery (provided, that, in the case of any Time of Delivery, Goldman, Sachs & Co. is a party to the applicable Terms Agreement or other purchase agreement), on behalf of itself and all other Agents.

7. (a) The Bank will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, any amendment or supplement thereto, or any Supplemental Offering Material, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Offering Circular, any amendment or supplement thereto, or any Supplemental Offering Material (i) made in reliance upon and in conformity with written information furnished to the Bank or the Guarantor by such Agent expressly for use therein or (ii) relating to information about the Guarantee or the Guarantor.
     (b) The Guarantor will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, the Registration Statement or the Guarantee Prospectus or any amendment or supplement thereto, or any Supplemental Offering Material, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Circular, the Registration Statement or the Guarantee Prospectus or any amendment or supplement thereto, or any Supplemental Offering Material, any Issuer Free Writing Prospectus or any such issuer information, in reliance upon and in conformity with written information furnished to the Bank or the Guarantor by such Agent expressly for use therein.
     (c) Each Agent will indemnify and hold harmless each of the Bank and the Guarantor against any losses, claims, damages or liabilities to which the Bank and/or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, the Registration Statement or the Guarantee Prospectus or any amendment or supplement thereto, any Supplemental Offering Material or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Circular, the Registration Statement or the Guarantee Prospectus or any amendment or supplement thereto, any

Supplemental Offering Material or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Bank or the Guarantor by such Agent expressly for use therein; and will reimburse each of the Bank and the Guarantor for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred.
     (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought under this Section 7 (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each of the Bank and the Guarantor on the one hand and each Agent on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each of the Bank and the Guarantor on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by each of the Bank and the Guarantor on the one hand and each Agent on the other with regard to any offering of Notes shall be deemed to be in the same proportion as the total net proceeds from the sale of such

Notes (before deducting expenses) received by the Bank bear to the total commissions or discounts received by such Agent from the Bank in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or the Guarantor on the one hand or by any Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Bank and the Guarantor on the one hand and each Agent on the other agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Notes purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (e) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.
     (f) The obligations of the Bank and/or the Guarantor under this Section 7 shall be in addition to any liability which the Bank and/or the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act and each broker-dealer affiliate of any Agent; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Bank and of the Guarantor and to each person, if any, who controls the Bank or the Guarantor within the meaning of the Act.
     8. Each Agent, in soliciting offers to purchase Notes from the Bank and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Bank and not as principal. Each Agent will make reasonable efforts to assist the Bank in obtaining performance by each purchaser whose offer to purchase Notes from the Bank was solicited by such Agent and has been accepted by the Bank, but such Agent shall not have any liability to the Bank or the Guarantor in the event such purchase is not consummated for any reason. If the Bank shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, each of the Bank and the Guarantor shall, jointly and severally, (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Bank and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.
     9. The respective indemnities, agreements, representations, warranties and other statements by any Agent, the Bank and the Guarantor set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, the Bank or the Guarantor, or any officer or director or any controlling person of the Bank or of the Guarantor, and shall survive each delivery of and payment for any of the Notes.
10. (a) The provisions of this Agreement relating to the solicitation of offers to purchase Notes from the Bank may be suspended or terminated at any time by the Bank as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Bank, as the case may be. In the event of such suspension or termination with respect to any Agent, (i) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (ii) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Notes which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination (including all Notes that may be the subject of a Secondary Market Transaction at any time during the Secondary Transactions Period) and (iii) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a) and Sections 4(A)(b), 4(A)(c), 4(B)(d), 5, 7, 8 and 9 hereof are concerned.
     (b) The Bank and the Guarantor, in their sole joint discretion, may appoint one or more additional parties to act as Agents hereunder from time to time. Any such appointment shall be made in a writing signed by the Bank and the party so appointed. Such appointment shall become effective in accordance with its terms after the execution and delivery of such writing by the Bank, the Guarantor and such other party. When such appointment is effective, such other party shall be deemed to be one of the Agents referred to in, and to have the rights and obligations of an Agent under, this Agreement, subject to the terms and conditions of such appointment. The Bank or the Guarantor shall deliver a copy of such appointment to each other Agent promptly after it becomes effective. With regard to any Terms Agreement to which it is a party, Goldman, Sachs & Co. shall act as the representatives of the Agents party thereto, with authority to act on their behalf thereunder (including under this Agreement as incorporated therein).
     (c) The Bank and the Guarantor, in their sole joint discretion, may increase the aggregate initial offering price of the Notes from time to time without consent of, or notice to, any Agent.
     (d) The Bank and the Guarantor, on the one hand, and any Agent, on the other, may amend any provision of this Agreement with respect to such Agent without consent of, or notice to, any other Agent. Any such amendment shall be made in a writing signed by the Bank, the Guarantor and each Agent that is a party to such amendment. In the event of such amendment, this Agreement shall remain in full force and effect with respect to any Agent that is not a party to such amendment (without giving effect to such amendment with respect to such Agent) unless suspended or terminated with respect to such Agent pursuant to clause (a) of this Section 10.
11. The following terms shall apply to any Terms Agreement if provided for therein:
     (a) If any Agent shall default in its obligation to purchase the Notes which it has agreed to purchase pursuant to such Terms Agreement, the Representatives named in such

Terms Agreement may in their discretion arrange for the Representatives or another party or other parties to purchase such Notes on the terms provided by such Terms Agreement. If within thirty-six hours after such default by any Agent the Representatives do not arrange for the purchase of such Notes, then the Bank and the Guarantor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Notes on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Bank and the Guarantor that they have so arranged for the purchase of such Notes, or the Bank and the Guarantor notify the Representatives that either the Bank or the Guarantor has so arranged for the purchase of such Notes, the Representatives, on the one hand, or the Bank and the Guarantor, on the other hand, shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, Registration Statement or the Guarantee Prospectus, or in any other documents or arrangements, and the Guarantor agrees to file promptly any amendments to the Registration Statement or the Guarantee Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Agent” as used with respect to such Terms Agreement shall include any person substituted under this Section 11 (if applicable) with like effect as if such person had originally been a party to such Terms Agreement.
     (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Agent or Agents by the Representatives, the Bank and the Guarantor as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes covered by such Terms Agreement, then the Bank and the Guarantor shall have the right to require each non-defaulting Agent to purchase the principal amount of Notes which such Agent agreed to purchase pursuant to such Terms Agreement and, in addition, to require each non-defaulting Agent to purchase its pro rata share (based on the principal amount of Notes which such Agent agreed to purchase pursuant to such Terms Agreement) of the Notes of such defaulting Agent or Agents for which such arrangements have not been made; but nothing herein shall relieve a defaulting Agent from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Agent or Agents by the Agents, the Bank and the Guarantor as provided in subsection (a) above, the aggregate principal amount of Notes pursuant to such Terms Agreement which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes under such Terms Agreement, or if the Bank and the Guarantor shall not exercise the right described in subsection (b) above to require non-defaulting Agents to purchase Notes of a defaulting Agent or Agents, then such Terms Agreement shall thereupon terminate, without liability on the part of any non-defaulting Agent, on the one hand, or the Bank and the Guarantor, on the other, except for the expenses to be borne by the Bank, the Guarantor and the Agents as provided in Section 5 hereof incorporated therein by reference and the indemnity and contribution agreement in Section 7 hereof incorporated therein by reference; but nothing herein shall relieve a defaulting Agent from liability for its default.
     12. Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Goldman, Sachs & Co., shall be sufficient in all respects when delivered or sent by facsimile transmission, personal delivery or registered mail to 85 Broad Street, New York, New York 10004, Facsimile Transmission No. (212) 902-3000, Attention: Registration Department; if

to any Agent other than Goldman, Sachs & Co., shall be sufficient in all respects when delivered or sent by facsimile transmission, personal delivery or registered mail to the facsimile number or address provided by such Agent to the Bank and the Guarantor in the document appointing such Agent as an Agent under this Agreement; if to the Bank, shall be sufficient in all respects when delivered or sent by facsimile transmission, personal delivery or registered mail to 30 Hudson Street, 17th Floor, Jersey City, New Jersey 07302, Facsimile Transmission No. (212) 428-1895, Attention: Goldman Sachs Debt Management; and if to the Guarantor, shall be sufficient in all respects when delivered or sent by facsimile transmission, personal delivery or registered mail to the address of the Guarantor as set forth in the Registration Statement, Facsimile No. (212) 902-3325, Attention: Treasury Department. Any such statements, requests, notices or advices shall take effect upon receipt thereof.
     13. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent, the Bank and the Guarantor and, to the extent provided in Sections 7, 8 and 9 hereof, the officers and directors of the Bank and of the Guarantor and any person who controls any Agent, the Bank or the Guarantor, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Notes through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.
     14. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     15. Each of the Bank and the Guarantor acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement and any Terms Agreement is an arm’s-length commercial transaction between the Bank and the Guarantor, on the one hand, and the Agents, on the other, (ii) in connection therewith and with the process leading to such transaction each Agent is acting solely as a principal and not the agent or fiduciary of the Bank or the Guarantor, (iii) no Agent has assumed an advisory or fiduciary responsibility in favor of the Bank or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Bank or the Guarantor on other matters) or any other obligation to the Bank or the Guarantor except the obligations expressly set forth in this Agreement and (iv) each of the Bank and the Guarantor has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Bank and the Guarantor agrees that it will not claim that the Agent, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Bank or the Guarantor, in connection with such transaction or the process leading thereto.
     16. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) among the Bank and the Guarantor, on the one hand, and the Agents, on the other, or any of them, with respect to the subject matter hereof.
     This Agreement may be amended as may be agreed upon from time to time by the Bank, the Guarantor and Goldman, Sachs & Co.
     17. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     18. The Bank, the Guarantor and each of the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby.
     19. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.
     20. Notwithstanding anything herein to the contrary, each of the Bank and the Guarantor is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Bank or the Guarantor, as applicable, relating to that treatment and structure, without the Agents imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, whereupon this letter and the acceptance by you thereof shall constitute a binding agreement among the Bank, the Guarantor and you in accordance with its terms.

Very truly yours, Goldman Sachs Bank USA
By:
Name:
Title:

The Goldman Sachs Group, Inc.
By:
Name:
Title:

Accepted in New York, New York,
as of the date hereof:

(Goldman, Sachs & Co.)
[Signature Page to Distribution Agreement]

ANNEX I
Goldman Sachs Bank USA
Deposit Notes
fully and unconditionally guaranteed by
The Goldman Sachs Group, Inc.
Terms Agreement
                    , 20
Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.
[Insert names of any other purchasers]
Ladies and Gentlemen:
     Goldman Sachs Bank USA (the “Bank”) proposes to issue and sell, and the Goldman Sachs Group, Inc. (the “Guarantor”), as guarantor under the Guarantee referred to herein, proposes to guarantee, the deposit notes specified in the Schedule hereto (the “Purchased Notes”) subject to the terms and conditions stated herein and in the Deposit Notes Distribution Agreement, dated       , 20     (the “Distribution Agreement”), among the Bank and the Guarantor, on the one hand, and Goldman, Sachs & Co. and any other party acting as Agent thereunder, on the other. Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Bank, of offers to purchase Notes is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Bank or make such party subject to the provisions therein relating to the solicitation of offers to purchase Notes from the Bank, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Offering Circular or the Guarantee Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Offering Circular and Guarantee Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Offering Circular as amended and supplemented and to the Guarantee Prospectus as amended or supplemented to relate to the Purchased Notes.
     [Notwithstanding the foregoing, insofar as it is deemed to be incorporated in and made a part of this Terms Agreement, the Distribution Agreement shall be subject to, and to the extent necessary amended by, the Letter of Appointment pursuant to which we appointed each of you (other than Goldman,

Sachs & Co.) to act as an Agent under the Distribution Agreement on certain terms and conditions specified in such letter. For all purposes of this Terms Agreement, references to the “Agents” shall mean the Purchasing Agents listed in Schedule I hereto, for which Goldman, Sachs & Co. is acting as Representatives. Each of you agrees that all determinations to be made by the Purchasing Agents under this Terms Agreement, including the determination whether or not the conditions in Section 6 of the Distribution Agreement have been satisfied and, if not, whether or not any such conditions shall be waived, shall be made solely by Goldman, Sachs & Co., on behalf of the Purchasing Agents.]
     Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Bank agrees to issue and sell to [each of] you, and [each of] you agree[s, severally and not jointly,] to purchase from the Bank at the time and place and at the purchase price set forth in Schedule I hereto, the principal amount of Purchased Notes set forth [opposite your respective name] in Schedule I hereto. You further agree that any Purchased Notes offered and sold by you to initial purchasers will be offered and sold at the price to public, and in accordance with the provisions relating to commissions and fees, if any, set forth in the Schedule hereto, unless you, the Bank and the Guarantor otherwise agree.
     If the foregoing is in accordance with your understanding, please sign and return to us ____ counterparts hereof, and upon acceptance hereof by you [,on behalf of each of the Agents,] this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement among [you] [each of the Agents], the Bank and the Guarantor. [It is understood that your acceptance of this letter on behalf of each of the Agents is or will be pursuant to authority granted to you by such Agent.]

Very truly yours, Goldman Sachs Bank USA

By:
Name:
Title:

The Goldman Sachs Group, Inc.
By:
Name:
Title:

Accepted in New York, New York,
as of the date hereof:

(Goldman, Sachs & Co.)

Schedule I to Annex I
Title of Purchased Notes:
     Deposit Notes
     [ ] [%] [Floating Rate] Deposit Notes due [  ]
Aggregate Principal Amount:
     [$.......................... or units of other Specified Currency]
[Price to Public:]
Purchase Price Payable by Goldman, Sachs & Co. [Name(s) of other Purchasing Agents]:
     % of the principal amount of the Purchased Notes [, plus accrued interest from .......... to ...........] [and accrued amortization, if any, from ............ to ............]
Method of and Specified Funds for Payment of Purchase Price:
     [By certified or official bank check or checks, payable to the order of the Bank, in [[New York] [Clearing House] [immediately available] funds]
     [By wire transfer to a bank account specified by the Bank in [next day] [immediately available] funds]
Fiscal Agency Agreement:
     Fiscal Agency Agreement, dated as of         , 20     , among the Bank and The Bank of New York Mellon, as Fiscal Agent
Applicable Time:
Time of Delivery:
Closing Location for Delivery of Notes:
Maturity Date:
Interest Rate:*
     [ %] [Zero Coupon] [Describe applicable floating rate provisions]
Interest Payment Dates:
     [months and dates]
Guarantee:
     Purchased Notes shall be fully and unconditionally guaranteed by the Guarantor.
Documents to be Delivered:
     The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:
     [None]
     [(1) The opinion [and letter] of counsel to the Bank referred to in Section 4(A)(e).]
     [(2) The accountants’ letter referred to in Section 4(B)(j).]
     [(3) The officers’ certificate referred to in Section 4(B)(i).]

*	Consider whether interest rate computation and accrual restrictions of the Truth in Savings rules and regulations apply.

Other Provisions (including Syndicate Provisions, if applicable):
     [The provisions of Section 11 of the Distribution Agreement shall apply with respect to this Terms Agreement, and the Representatives referred to in Section 11 shall be Goldman, Sachs & Co.]
     [expense reimbursement upon termination]
     [With regard to the offering and sale of the Notes, all determinations and actions required or permitted to be made pursuant to the Distribution Agreement or the Terms Agreement by the Agent(s) or the Representatives (including determinations as to whether or not any closing condition has been satisfied and whether or not any unsatisfied conditions shall be waived) shall instead be made solely by Goldman, Sachs & Co. and Goldman Sachs International on behalf of all of the Agents or Representatives.]

Schedule II to Annex I
(a)	Supplemental Offering Material:

[Identify or specify “None”; see Section 1(A)(b)(i)]

(b)	Additional Documents Incorporated by Reference:

[Identify or specify “None”; see Section 1(B)(b)]

(c)	Agents’ Free Writing Prospectuses:

[Identify or specify “None”; see Section 4A(a)(ii)]

Bank will prepare final term sheet: [yes/no; see Section 4(A)(a)(iv)]

(d)	Issuer Free Writing Prospectuses:

Identify or specify “None”; see Section 4A(a)(iii)]

Schedule III to Annex I
[To be modified as appropriate and completed prior to execution of this Terms Agreement]
Goldman Sachs Bank USA
Title of Purchased Notes:
Aggregate Principal Amount Offered:
Price to Public:
Settlement Date:
Managing Agent:
Purchase Price by Agents:
Maturity Date:
Interest Rate:†
Interest Payment Dates:
Interest Reset Dates:
Redemption Provisions:
Guarantee:
     Purchased Notes shall be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (the “Guarantor”)
[Other Provisions:]

†	Consider whether interest rate computation and accrual restrictions of the Truth in Savings rules and regulations apply.

ANNEX II
Goldman Sachs Bank USA
The Goldman Sachs Group, Inc.
Administrative Procedure
     This Administrative Procedure relates to the Notes defined in the Deposit Notes Distribution Agreement, dated         , 20      (the “Distribution Agreement”), among Goldman Sachs Bank USA, a New York state-chartered bank (the “Bank”), and The Goldman Sachs Group, Inc., a Delaware corporation (the “Guarantor”), on the one hand, and Goldman, Sachs & Co. and any other party acting as Agent thereunder, on the other, to which this Administrative Procedure is attached as Annex II. Capitalized terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Offering Circular, as amended or supplemented, the Fiscal Agency Agreement or the Notes. To the extent the procedures set forth below conflict with the provisions of the Notes, the Fiscal Agency Agreement or the Distribution Agreement, the relevant provisions of the Notes, the Fiscal Agency Agreement and the Distribution Agreement shall control.
     The procedures to be followed with respect to the settlement of sales of Notes directly by the Bank to purchasers solicited by an Agent, as agent, are set forth below. The terms and settlement details related to a purchase of Notes by an Agent, as principal, from the Bank will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Bank, the Guarantor and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. An Agent, in relation to a purchase of a Note by a purchaser solicited by such Agent, is referred to herein as the “Selling Agent” and, in relation to a purchase of a Note by such Agent as principal other than pursuant to a Terms Agreement, as the “Purchasing Agent”.
     The Bank will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Notes and the related settlement details.
     Each Note will be issued only in fully registered form and will be represented by a global security (a “Global Note”) delivered to the Fiscal Agent, as agent for The Depository Trust Company (the “Depositary”), and recorded in the book-entry system maintained by the Depositary (a “Book-Entry Note”). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such a Note, except as provided in the Fiscal Agency Agreement.
     Book-Entry Notes will be issued in accordance with the Administrative Procedure set forth below.
ADMINISTRATIVE PROCEDURE FOR BOOK-ENTRY NOTES
     In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by the Depositary, the Fiscal Agent will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Bank and the Fiscal Agent to the Depositary, dated the date of the Distribution Agreement, and a Medium-Term Note Certificate Agreement between the Fiscal Agent and the Depositary, dated as of April 14, 1989 (the “Certificate Agreement”), and its obligations as a participant in the Depositary, including the Depositary’s Same-Day Funds Settlement System (“SDFS”).
Posting Rates by the Bank and the Guarantor:
     The Bank, the Guarantor and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Notes that may be sold as a result of the solicitation of offers by an Agent. The Bank and the Guarantor may establish a fixed set of interest rates and maturities for an offering period (“posting”). If the Bank and the Guarantor decide to change already posted rates, they will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.
Acceptance of Offers by the Bank:
     Each Agent will promptly advise the Bank by telephone or other appropriate means of all reasonable offers to purchase Book-Entry Notes, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Bank to purchase Book-Entry Notes as a Purchasing Agent. The Bank will have the sole right to accept offers to purchase Book-Entry Notes and may reject any such offer in whole or in part.
     The Bank will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Notes. If the Bank accepts an offer to purchase Book-Entry Notes, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Fiscal Agent.
Communication of Sale Information to the Bank and the Guarantor by Agent and Settlement Procedures:
     A. After the acceptance of an offer by the Bank, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under “Settlement Procedure Timetable” below, the following details of the terms of such offer (the “Sale Information”) to the Bank and the Guarantor by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:
(1)	Principal Amount of Book-Entry Notes to be purchased;

(2)	If a Fixed Rate Book-Entry Note, the interest rate and initial interest payment date;

(3)	Trade Date;

(4)	Settlement Date;

(5)	Maturity Date;

(6)	Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency (it being understood that currently the Depositary accepts deposits of Global Notes denominated in U.S. dollars only);

(7)	The Exchange Rate Agent and the Exchange Rate Determination Date, if applicable;

(8)	Issue Price;

(9)	Selling Agent’s commission or Purchasing Agent’s discount, as the case may be;

(10)	Net Proceeds to the Bank;

(11)	If a redeemable or repayable Book-Entry Note, such of the following as are applicable:
(i)	Redemption Commencement Date,

(ii)	Initial Redemption Price (% of par),

(iii)	Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date,

(iv)	Repayment date, and

(v)	Repayment price;
(12)	If an Original Issue Discount Book-Entry Note, the total amount of Original Issue Discount, the yield to Maturity and the initial accrual period of Original Issue Discount;

(13)	If a Floating Rate Book-Entry Note, such of the following as are applicable:
(i)	Interest Rate Basis,

(ii)	Index Maturity and Index Currency,

(iii)	Spread or Spread Multiplier,

(iv)	Maximum Rate,

(v)	Minimum Rate,

(vi)	Initial Base Rate,

(vii)	Initial Interest Rate,

(viii)	Interest Reset Dates,

(ix)	Calculation Dates,

(x)	Interest Determination Dates,

(xi)	Interest Payment Dates,

(xii)	Regular Record Dates, and

(xiii)	Calculation Agent; and

(14)	Selling Agent or Purchasing Agent.
     B. After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Bank or the Guarantor will communicate such Sale Information to the Fiscal Agent by facsimile transmission or other acceptable written means. The Fiscal Agent will assign a CUSIP number to the Global Note representing such Book-Entry Note from a list of CUSIP numbers previously delivered to the Fiscal Agent by the Bank or the Guarantor and then advise the Bank, the Guarantor and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.
     C. The Fiscal Agent will enter a pending deposit message through the Depositary’s Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor’s Ratings Group (or such other entity that assigns CUSIP numbers or any other identification designations being used for the relevant Notes):
(1)	The applicable Sale Information;

(2)	CUSIP number of the Global Note representing such Book-Entry Note;

(3)	Whether such Global Note will represent any other Book-Entry Note (to the extent known at such time);

(4)	Number of the participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be;

(5)	The interest payment period; and

(6)	Initial Interest Payment Date for such Book-Entry Note, number of days by which such date succeeds the record date for the Depositary’s purposes (which in the case of Floating Rate Notes that reset daily or weekly shall be the date five calendar days immediately preceding the applicable Interest Payment Date and in the case of all other Book-Entry Notes shall be the Regular Record Date, as defined in the Note) and, if calculable at that time, the amount of interest payable on such Interest Payment Date.
     D. The Fiscal Agent will complete and authenticate the Global Note previously delivered by the Bank and the Guarantor representing such Book-Entry Note.
     E. The Depositary will credit such Book-Entry Note to the Fiscal Agent’s participant account at the Depositary.
     F. The Fiscal Agent will enter an SDFS deliver order through the Depositary’s Participant Terminal System instructing the Depositary to (i) debit such Book-Entry Note to the Fiscal Agent’s participant account and credit such Book-Entry Note to such Agent’s participant account and (ii) debit such Agent’s settlement account and credit the Fiscal Agent’s settlement account for an amount equal to the price of such Book-Entry Note less such Agent’s commission or discount, as the case may be. The entry of such a deliver order shall constitute a representation and warranty by the Fiscal Agent to the Depositary that (a) the Global Note representing such Book-Entry Note has been issued and authenticated and (b) the Fiscal Agent is holding such Global Note pursuant to the Certificate Agreement.
     G. Such Agent will enter an SDFS deliver order through the Depositary’s Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Note to such Agent’s participant account and credit such Book-Entry Note to the participant accounts of the participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Note.
     H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the settlement date.
     I. Upon confirmation of receipt of funds, the Fiscal Agent will transfer to the account of the Bank maintained at Citibank, N.A., New York, New York, or such other account as the Bank may have previously specified to the Fiscal Agent, funds available for immediate use in the amount transferred to the Fiscal Agent in accordance with Settlement Procedure “F”.
     J. Upon request, the Fiscal Agent will send to the Bank and the Guarantor a statement setting forth the principal amount of Book-Entry Notes outstanding as of that date under the Fiscal Agency Agreement.
     K. Such Agent will confirm the purchase of such Book-Entry Note to the purchasers either by transmitting to the participants with respect to such Book-Entry Note a confirmation order or orders through the Depositary’s institutional delivery system or by mailing a written confirmation to such purchasers.
     L. The Depositary will, at any time, upon request of the Bank or the Fiscal Agent, promptly furnish to the Bank or the Fiscal Agent a list of the names and addresses of the participants for whom the Depositary has credited Book-Entry Notes.
Preparation of Term Sheet:
     If the Bank accepts an offer to purchase a Book-Entry Note, the Bank and the Guarantor will prepare a Final Term Sheet reflecting the terms of such Book-Entry Note and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Final Term Sheet, not later than 5:00 p.m., New York City time, on the business day following the Trade Date (as defined below), or if the Bank, the Guarantor and the purchaser(s) agree to settlement on the business day following the date of acceptance of such offer, not later than noon, New York City time, on such date.
Delivery of Confirmation and Offering Circular to Purchasers by Selling Agent:
     The Selling Agent will deliver to each purchaser of a Book-Entry Note a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Offering Circular as amended or supplemented (including the Offering Circular Supplement) in relation to such Book-Entry Note prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Book-Entry Note.
Date of Settlement:
     The receipt by the Bank of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note representing such Book-Entry Note shall constitute “settlement” with respect to such Book-Entry Note. All orders of Book-Entry Notes solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Bank on a particular date (the “Trade Date”) will be settled on a date (the “Settlement Date”) which is the fifth business day after the Trade Date pursuant to the “Settlement Procedure Timetable” set forth below, unless the Bank, the Guarantor and the purchaser(s) agree to settlement on another business day which shall be no earlier than the next business day after the Trade Date.
Settlement Procedure Timetable:
     For orders of Book-Entry Notes solicited by a Selling Agent and accepted by the Bank for settlement on the third business day after the Trade Date, Settlement Procedures “A” through “I” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
Procedure		Time
A	5:00 p.m.	on the business day following the Trade Date or 10:00 a.m. on the business day prior to the Settlement Date, whichever is earlier
B	12:00 noon	on the second business day immediately preceding the Settlement Date
C	2:00 p.m.	on the second business day immediately preceding the Settlement Date
D	9:00 a.m.	on the Settlement Date
E	10:00 a.m.	on the Settlement Date
F-G	2:00 p.m.	on the Settlement Date
H	4:45 p.m.	on the Settlement Date
I	5:00 p.m.	on the Settlement Date
     If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 2:00 p.m. on the second business day immediately preceding the Settlement Date. Settlement Procedure “H” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.
     If settlement of a Book-Entry Note is rescheduled or canceled, the Fiscal Agent, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary’s Participation Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the business day immediately preceding the scheduled Settlement Date.
Failure to Settle:
     If the Fiscal Agent fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “F”, the Fiscal Agent may deliver to the Depositary, through the Depositary’s Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Note to the Fiscal Agent’s participant account, provided that the Fiscal Agent’s participant account contains a principal amount of the Global Note representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, the Fiscal Agent will mark such Global Note “canceled”, make appropriate entries in the Fiscal Agent’s records and send such canceled Global Note to the Bank. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Fiscal

Agent will exchange such Global Note for two Global Notes, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.
     If the purchase price for any Book-Entry Note is not timely paid to the participants with respect to such Book-Entry Note by the beneficial purchaser(s) thereof (or a person or persons, including an indirect participant in the Depositary, acting on behalf of such purchaser(s)), such participants and, in turn the Agent for such Book-Entry Note may enter deliver orders through the Depositary’s Participant Terminal System debiting such Book-Entry Note to such participants’ accounts and crediting such Book-Entry Note to such Agent’s account and then debiting such Book-Entry Note to such Agent’s participant account and crediting such Book-Entry Note to the Fiscal Agent’s participant account and shall notify the Bank, the Guarantor and the Fiscal Agent thereof. Thereafter, the Fiscal Agent will (i) immediately notify the Bank and the Guarantor of such order and the Bank shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Note which was credited to the account of the Bank maintained at the Fiscal Agent in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Bank and the Guarantor, jointly and severally, will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Bank.
     Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Fiscal Agent will provide, in accordance with Settlement Procedure “D”, for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and will make appropriate entries in its records. The Bank will, from time to time, furnish the Fiscal Agent with a sufficient quantity of Notes.

ANNEX III-1
Form of Opinion of Sullivan & Cromwell LLP
[date]
To Goldman, Sachs & Co.,
     as the Representatives of the Agents
          Under the Distribution Agreement Specified Below.
Ladies and Gentlemen:
     [Use the following paragraph if the opinion is not being delivered at a Time of Delivery — We refer to the execution today by you, Goldman Sachs Bank USA, a corporation duly organized under the Banking Law of the State of New York (the “Bank”), and The Goldman Sachs Group, Inc., a Delaware corporation (the “Guarantor”), of the Distribution Agreement, dated         , 20      (the “Distribution Agreement”), relating to the Bank’s Deposit Notes (the “Notes”), which are to be guaranteed by the Guarantor pursuant to the General Guarantee Agreement, dated December 1, 2008 (the “Guarantee Agreement”), of the Guarantor. The Notes are to be issued by the Bank, through its branch in the State of New York, from time to time in one or more series pursuant to the Fiscal Agency Agreement, dated as of         , 20      (the “Fiscal Agency Agreement”), between the Bank and The Bank of New York Mellon, as fiscal agent (the “Fiscal Agent”), and are to be offered for sale by the Bank from time to time pursuant to the Distribution Agreement. We refer to the Guarantor’s guarantee of the Notes pursuant to the Guarantee Agreement as the “Guarantee”.]
     [Use the following paragraph if the opinion is being delivered at a Time of Delivery — In connection with the [several] purchase[s] today by you [and the other Agents named in Schedule I to][pursuant to] the Terms Agreement, dated .........., 20.... (the “Terms Agreement”), among Goldman Sachs Bank USA, a corporation duly organized under the Banking Law of the State of New York (the “Bank”), The Goldman Sachs Group, Inc., a Delaware corporation (the “Guarantor”), and you (the “Agent[s]”), of $..... principal amount of the Bank’s [...%][Floating Rate][......-Linked] Deposit Notes due (the “Notes”), which are to be guaranteed by the Guarantor pursuant to the General Guarantee Agreement, dated December 1, 2008 (the “Guarantee Agreement”), of the Guarantor. The Notes are issued pursuant to the Fiscal Agency Agreement, dated as of         , 20      (the “Fiscal Agency Agreement”), between the Bank and The Bank of New York Mellon, as fiscal agent (the “Fiscal Agent”). We refer to the Guarantor’s guarantee of the Notes pursuant to the Guarantee Agreement as the “Guarantee”.]
     We, as counsel for the Bank and the Guarantor, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:
     (1) The Bank has been duly organized and is an existing corporation in good standing under the Banking Law of the State of New York.
     (2) The Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.
     (3) The [Distribution Agreement has] [Distribution Agreement and the Terms Agreement have] been duly authorized, executed and delivered by the Bank and the Guarantor.

III-1

     (4) The Fiscal Agency Agreement has been duly authorized, executed and delivered by the Bank and constitutes a valid and legally binding obligation of the Bank enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, including laws relating to conservatorship and receivership of insured depositary institutions, and to general equity principles.
     [Use the following two paragraphs if the opinion is not being delivered at a Time of Delivery — (5) When the terms of a particular Note and of its issuance and sale have been duly authorized and established by all necessary corporate action of the Bank in conformity with the Fiscal Agency Agreement, and such Note has been duly prepared, executed, authenticated and issued in accordance with the Fiscal Agency Agreement and delivered against payment in accordance with the Distribution Agreement and any applicable Terms Agreement (as that term is defined in the Distribution Agreement), such Note will constitute a valid and legally binding obligation of the Bank enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, including laws relating to conservatorship and receivership of insured depositary institutions, and to general equity principles. In this opinion, references to any Note having been “duly issued and delivered against payment” mean that such Note has been duly authorized, prepared, executed, authenticated, issued and delivered as described in this paragraph.
     (6) The Guarantee has been duly authorized by the Guarantor and, when a particular Note has been duly issued and delivered against payment, the Guarantee of that Note will constitute a valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.]
     [Use the following paragraph if the opinion is being delivered at a Time of Delivery — (5) The Notes have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Bank enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, including laws relating to conservatorship and receivership of insured depositary institutions and to general equity principles. The Guarantee has been duly authorized by the Guarantor and constitutes a valid and legally binding obligation of the Guarantor with regard to the Notes enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.]
     [(6)][(7)] [When duly issued and delivered against payment, the Notes will be][The Notes are] deposits of the Bank, eligible for federal deposit insurance pursuant to the Federal Deposit Insurance Act, subject to the limitations and restrictions set forth therein and in the rules and regulations promulgated by the Federal Deposit Insurance Corporation pursuant thereto.
     [(7)][(8)] All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Bank or the Guarantor under the federal laws of the United

III-2

States, the laws of the State of New York and the General Corporation Law of the State of Delaware for the issuance, sale and delivery of the Notes, with the benefit of the Guarantee, by the Bank to [or through] the Agents, in each case in accordance with the Distribution Agreement [and the Terms Agreement], have been obtained or made[; provided, however, that for the purposes of this paragraph [(7)][(8)], we express no opinion with respect to federal or state securities laws or, in the case of any issuance, sale or delivery of Notes through you, as agent, any law that would not apply if the issuance, sale or delivery of Notes were instead made to you, as principal.]
     [(8)][(9)] The issuance of the Notes in accordance with the Fiscal Agency Agreement, the sale of the Notes, with the benefit of the Guarantee, by the Bank to [or through] the Agents pursuant to the Distribution Agreement [and the Terms Agreement], the performance by the Bank of its obligations under the Notes and under the Fiscal Agency Agreement [,][and] the Distribution Agreement [and the Terms Agreement] with respect to the Notes, the performance by the Guarantor of its obligations under the Guarantee and the Distribution Agreement with respect to the Notes and the consummation of the transactions therein contemplated with respect to the Notes, in each case with respect to the Notes, will not (a) violate the Organization Certificate or the By-laws of the Bank or the Restated Certificate of Incorporation or the Amended and Restated By-laws of the Guarantor, (b) result in a default under or breach of the agreements filed as exhibits nos.      through     , inclusive, to the Guarantor’s Annual Report on Form 10-K for the fiscal year ended           , 20     [and exhibits nos.     through      , inclusive, to the Guarantor’s Quarterly Report on Form 10-Q for the fiscal quarter ended       , 20   ] [and exhibit[s] no[s]___to the Guarantor’s Current Report on Form 8-K filed ___, 20..] or (c) violate any federal law of the United States or law of the State of New York applicable to the Bank or the Guarantor; provided, however, that for the purposes of this paragraph [(8)][(9)], we express no opinion with respect to federal or state securities laws, fraudulent transfer laws, other antifraud laws, the Employee Retirement Income Security Act of 1974 and related laws [or in the case of any issuance, sale or delivery of Notes through you, as agent, any law that would not apply if the issuance, sale or delivery of Notes were instead made to you, as principal]; and provided, further, that insofar as the performance by the Bank of its obligations under the Notes, the Fiscal Agency Agreement and the Distribution Agreement and the performance by the Guarantor of its obligations under the Guarantee and the Distribution Agreement, are concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, including, in the case of the Bank, laws relating to conservatorship and receivership of insured depositary institutions, and to general equity principles.
     [(9)][(10)] No registration of the Notes under the Securities Act of 1933, and no qualification of an indenture under the Trust Indenture Act of 1939 with respect to the Notes or the Guarantee, is required for [(i) the offer and sale of the Notes, with the benefit of the Guarantee, by the Bank through the Agents, as agent, or (ii)] the sale of the Notes, with the benefit of the Guarantee, by the Bank to the Agents and the reoffer and resale of the Notes, with the benefit of the Guarantee, by the Agents, [as principal, in each case (i) and (ii)] in the manner contemplated by the Distribution Agreement and the Offering Circular, dated       , 20    , relating to the Notes. We express no opinion, however, as to when or under what circumstances the Notes may otherwise be reoffered or resold.
     [(10)][(11)] The Guarantor is not an “investment company” as such term is defined in the Investment Company Act of 1940.

III-3

     [Use the following five paragraphs if the opinion is not being delivered at a Time of Delivery — In connection with our opinion set forth in paragraphs (5), (6), (7) and (8) above, we have assumed (a) that, at the time of the issuance, sale and delivery of each particular Note, neither the authorization of the Notes nor the authorization of the Guarantee will have been modified or rescinded, the Guarantee Agreement will not have been amended or terminated in any manner relevant to the Notes and each of the Bank and the Guarantor will comply with the applicable limits established by the relevant authorizations, as those limits may be modified from time to time, (b) that, with respect to each particular Note, such Note will conform to one of the three forms of Notes (floating rate, fixed rate and index linked) that are included as exhibits (A, B, and C, respectively) to the Fiscal Agency Agreement or to any substantially similar form (in each case bearing a reference to the Guarantee substantially similar to that in such exhibits), (c) that, at the time of issuance of each particular Note and after giving effect to the Bank’s use of the proceeds from the sale of such Note, the Bank will be in compliance with the regulatory capital and safety and soundness requirements applicable to the Bank and (d) that the offer, sale and delivery and the terms of each particular Note will be in compliance with the rules and regulations promulgated under the Banking Law of the State of New York relating to truth-in-savings and related matters. With respect to the Distribution Agreement, we note that federal banking laws may prohibit the Bank from entering into or performing an agreement with affiliated parties, such as the Guarantor and you, unless the terms of the agreement are no less favorable to the Bank than those that it could obtain in an arm’s-length negotiation with unaffiliated parties, and we have assumed that the terms of the Distribution Agreement meet this standard.
     In connection with our opinion set forth in paragraphs (5) and (6) above, we have assumed (a) that, at the time of the issuance, sale and delivery of each particular Note, there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Note or the Guarantee thereof and (b) that the issuance, sale and delivery of each particular Note, together with the Guarantee thereof, all of the terms of such Note and Guarantee and the performance by the Bank and the Guarantor of their respective obligations under such Note and the Guarantee will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank or the Guarantor and will not result in a default under or breach of any agreement or instrument then binding upon the Bank or the Guarantor.
     In connection with our opinion set forth in paragraphs (7) and (10) above, we have assumed that the Bank will remain, at all relevant times in the future, an insured depositary institution for the purposes of the rules and regulations of the Federal Deposit Insurance Corporation and a bank for the purposes of the Securities Act of 1933, respectively. In addition, in connection with our opinion set forth in paragraph (7), we have assumed that the Notes will not include any alternative or additional terms that are not currently specified in the applicable forms thereof specified in the second preceding paragraph and would impair the eligibility of the Notes for federal deposit insurance as described in paragraph (7).
     In connection with our opinion set forth in paragraph (8) above, we have assumed with respect to each particular Note that the inclusion therein of any alternative or additional terms that are not currently specified in the applicable forms thereof specified in the third preceding paragraph would not require the Bank or the Guarantor to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Bank to issue, sell and deliver such Note or for the Guarantor to provide the Guarantee thereof.
     In connection with our opinion set forth in paragraph (9) above, we have assumed with respect to each particular Note that the inclusion therein of any alternative or additional terms that are not currently specified in the applicable forms thereof specified in the fourth preceding paragraph will not cause the issuance, sale or delivery of such Note, together with the Guarantee thereof, or the compliance of the Bank or the Guarantor with such terms, to violate the Bank’s Organization Certificate or By-Laws or the Guarantor’s Restated Certificate of Incorporation or Amended and Restated By-laws or any of the laws specified in paragraph (9) above or to result in a default under or breach of any of the agreements specified in paragraph (9) above.]

III-4

     [Use the following paragraph if the opinion is being delivered at a Time of Delivery — With respect to the Distribution Agreement, we note that federal banking laws may prohibit the Bank from entering into or performing an agreement with affiliated parties, such as the Guarantor and you, unless the terms of the agreement are no less favorable to the Bank than those that it could obtain in an arm’s-length negotiation with unaffiliated parties. We have assumed that the terms of the Distribution Agreement meet this standard.]
     [Use the following paragraph if the opinion is not being delivered at a Time of Delivery or if the Notes are denominated in a non-U.S. dollar currency — In connection with our opinion set forth in paragraph[s] (5) [and (6)] above, we note that, as of the date of this opinion, a judgment for money in an action based on Notes denominated in foreign currencies or currency units in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Note is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment. In the case of a Note denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Note would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Note is denominated, and such judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment.]
     The foregoing opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware [insert the following if the opinion is not being delivered at a Time of Delivery — as in effect on the date hereof], and we express no opinion as to the effect of the laws of any other jurisdiction [or as of any later date]. In addition, we are expressing no opinion as to the effect of laws that restrict transactions between United States persons and citizens or residents of certain foreign countries or specially designated nationals and organizations.
     Also, we have relied as to certain matters upon information obtained from public officials, officers of the Bank and the Guarantor and other sources believed by us to be responsible, and we have assumed that the Fiscal Agency Agreement has been duly authorized, executed and delivered by the Fiscal Agent[, that the Notes conform to the form thereof examined by us, that the Fiscal Agent’s certificates of authentication of the Notes have been manually signed by one of the Fiscal Agent’s authorized officers,] and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

Very truly yours,

III-5

ANNEX III-2
Form of Letter of Sullivan & Cromwell LLP
[date]
To Goldman, Sachs & Co.,
     as the Representatives of the Agents
          Under the Distribution Agreement Specified Below.
Ladies and Gentlemen:
     This is with reference to the offering of [Use the following if the opinion is not being delivered at a Time of Delivery — [an indeterminate aggregate principal amount of] Deposit Notes][Use the following if the opinion is being delivered at a Time of Delivery — $      principal amount of [...%][Floating Rate][...-Linked] Deposit Notes due        .] (the “Notes”) of Goldman Sachs Bank USA (the “Bank”), guaranteed by The Goldman Sachs Group, Inc. (the “Guarantor”) pursuant to the General Guarantee Agreement, dated December 1, 2008 (the “Guarantee Agreement”), of the Guarantor. The Notes are [to be][being] issued pursuant to the Fiscal Agency Agreement, dated as of      , 20    (the “Fiscal Agency Agreement”), between the Bank and The Bank of New York Mellon, as fiscal agent (the “Fiscal Agent”), and offered and sold pursuant to the Distribution Agreement, dated as of      , 20    (the “Distribution Agreement”), among the Bank, the Guarantor and you, as agent, [from time to time in the future].
     Post-Effective Amendment No. 2 to the Guarantor’s Registration Statement (File No. 333-154173) was filed on Form S-3 (as so amended, the “Amended Registration Statement”) under the Securities Act of 1933 (the “Act”) in accordance with procedures of the Securities and Exchange Commission (the “Commission”). The Amended Registration Statement registers the guarantee by the Guarantor, on the terms and subject to the conditions set forth in the Guarantee Agreement, of the payment obligations of the Bank under the Notes[, as identified in the prospectus [dated March 19, 2009] contained in the Amended Registration Statement (including the Guarantor Referenced Documents (as defined below), the “Guarantee Prospectus”)]. We refer to this guarantee of the Notes as the “Guarantee”.
     The Notes have not been registered under the Act and [are to be][have been] offered and sold in reliance on the exemption from registration under the Act provided by Section 3(a)(2) thereof. The Notes [are to be][have been] offered by the Offering Circular, dated [     , 20   ] (the “Offering Circular”)][, which will be supplemented by offering circular supplements, each of which will be dated approximately as of the date of sale of the particular Notes and will furnish information as to the specific terms thereof][, as supplemented by the Offering Circular Supplement No. ..., dated         ,      (the “Offering Circular Supplement”)]‡, and the Guarantee [is to be] [has been] offered by the Guarantee Prospectus. We note that the Offering Circular[, as supplemented by the Offering Circular Supplement,] and the Guarantee Prospectus do not necessarily contain a current description of the Guarantor’s business and affairs since both the Offering Circular and the Guarantee Prospectus incorporate by reference certain documents of the Guarantor filed with the Commission by the Guarantor (the “Referenced Guarantor Documents”) that contain information as of various dates. References herein to the Offering Circular and the Guarantee Prospectus include the Referenced Guarantor Documents. Although we are not expressing any belief in this letter as to information contained in or omitted from the Offering Circular that relates to the Bank, as addressed in the second to last paragraph of this letter, we note that the Offering Circular[, as supplemented by the

‡	Consider whether the Notes will be issued without full principal protection.

III-6

Offering Circular Supplement,] also contains and incorporates by reference certain information about the Bank’s business and affairs (the “Referenced Bank Documents”), although this information is relatively limited in scope and is provided as of various dates.
     As counsel for the Bank and the Guarantor, we reviewed the Amended Registration Statement, the Guarantee Prospectus, the Offering Circular [and the Offering Circular Supplement,] [,as well as the documents listed in Schedule A hereto (those listed documents, the “Supplemental Offering Material”),] and participated in discussions with representatives of Goldman, Sachs & Co., the Bank and the Guarantor, and of the Bank’s and the Guarantor’s internal counsel and the Guarantor’s external accountants. [Include the following if the opinion is being delivered at a Time of Delivery — Between the date of the Offering Circular Supplement and the time of delivery of this letter, we participated in further discussions with representatives of each of these parties in which the contents of certain portions of the Guarantee Prospectus, the Offering Circular and the Offering Circular Supplement[, as well as the Supplemental Offering Material,] and certain related matters were discussed, and we reviewed certificates of certain officers of the Bank and the Guarantor and the Bank’s and the Guarantor’s internal counsel [and a letter addressed to you from the Guarantor’s external accountants.]
     On the basis of the information that we gained in the course of the performance of such services, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Act and in this field, we confirm to you that, in our opinion, the Amended Registration Statement, as of its effective date and the Guarantee Prospectus, as of its date, appeared on their face to be appropriately responsive, in all material respects relevant to the Guarantee of the Notes, to the requirements of the Act and the applicable rules and regulations of the Commission thereunder.
     In addition, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the Guarantee of the Notes,
     (a) the Amended Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
     (b) the Guarantee Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Notes, with the benefit of the Guarantee, by the Bank,
     (a) the Offering Circular[, as supplemented by the Offering Circular Supplement][, as of its date][, as of the date of the Offering Circular Supplement], contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
     (b) the Offering Circular[, together with the Supplemental Offering Material,] as of [___:00] [A/P].M. on ..... , ... [, when considered together with the statements made under the caption “Specific Terms of Your Notes” in the Offering Circular Supplement] contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

III-7

     [Use the following if the opinion is being delivered at a Time of Delivery — Also, nothing that has come to our attention in the course of the procedures described in the second sentence of the second preceding paragraph has caused us to believe that the Offering Circular, as supplemented by the Offering Circular Supplement, as of the date and time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.]
     We do not know of any litigation or any governmental proceeding instituted or threatened against the Guarantor that would be required to be disclosed in the Guarantee Prospectus and is not so disclosed. We call to your attention, however, the fact that the Guarantor has internal legal departments and that, while we represent the Guarantor on a regular basis, our engagement has been limited to specific matters as to which we were consulted by the Guarantor and, accordingly, our knowledge with respect to litigation and governmental proceedings instituted or threatened against the Guarantor is similarly limited. In addition, insofar as the issuance of the Guarantee is concerned, we do not know of any documents that, as of the date and time of delivery of this letter, are required to be filed as exhibits to the Amended Registration Statement and are not so filed.
     The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process and preparation of the Offering Circular are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Amended Registration Statement, the Guarantee Prospectus, the Offering Circular [or][,] the Offering Circular Supplement][or the Supplemental Offering Material] except for (1) those made under the captions “The Notes and Deposit Notes”, “Our Guarantee and the Guarantee Agreement” and “Plan of Distribution” in the Guarantee Prospectus, under the captions “Description of Notes We May Offer”, “The Guarantee and The Guarantee Agreement”, “Legal Ownership and Book-Entry Issuance” and “Plan of Distribution” in the Offering Circular [and][,] [“Specific Terms of Your Notes” and “Supplemental Plan of Distribution” in the Offering Circular Supplement], in each case insofar as they relate to provisions, therein described, of the Notes, the Fiscal Agency Agreement under which the Notes are [to be][being] issued, the Guarantee Agreement and the Distribution Agreement relating to the Notes, (2) those made under the captions “Supervision and Regulation” and “Status of Deposit Notes” in the Offering Circular, insofar as they relate to provisions, therein described, of the rules and regulations promulgated by the Federal Deposit Insurance Corporation, and (3) under the caption “United States Taxation” in the Offering Circular [and under the caption “Supplemental Discussion of United States Federal Income Tax Consequences” in the Offering Circular Supplement], insofar as they relate to provisions, therein described, of U.S. Federal income tax law. Also, we do not express any opinion or belief as to the financial statements of the Guarantor or other financial data derived from accounting records of the Guarantor contained in the Amended Registration Statement, the Guarantee Prospectus, the Offering Circular [or][,][the Offering Circular Supplement] [or the Supplemental Offering Material], or as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s report on the effectiveness of such internal control, each as included in the Amended Registration Statement, the Guarantee Prospectus, the Offering Circular, the Offering Circular Supplement [, the Supplemental Offering Material] or the Referenced Guarantor Documents.§
     Furthermore, we express no opinion or belief as to any information about the Bank, financial or otherwise, that may be contained in or omitted from the Offering Circular [,][or] the Offering Circular Supplement [or the Supplemental Offering Material], including any information contained in or omitted from the captions “Goldman Sachs Bank USA” and “Information about Goldman Sachs Bank USA” in the Offering Circular[, the caption            in the Offering Circular Supplement][or][ the caption            in the Supplemental Offering Material] and any information contained in or omitted from the Reference Bank Documents.

§	Consider Truth in Savings rules and regulations that impose limitations on interest rate provisions for Notes issued in denominations of less than $100,000.

III-8

     This letter is furnished by us, as counsel for the Bank and the Guarantor, to you, as Representatives of the Agents, solely for the benefit of the Agents in their capacity as such, and may not be relied on by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Notes and may not be used in furtherance of any offer or sale of the Notes.

Very truly yours,

III-9

Schedule A
     [List documents other than the Offering Circular that are included in the Supplemental Offering Material]

III-10

ANNEX IV
[Form of Opinion of General Counsel or Associate General Counsel
     (i) The Deposit Notes Distribution Agreement, dated      , 20   , among the Bank, the Guarantor and Goldman, Sachs & Co. (the “Distribution Agreement”) has been duly authorized, executed and delivered by the [Bank][Guarantor]; and
     (ii) The Fiscal Agency Agreement,      , 20   , among the Bank and The Bank of New York Mellon (the “Fiscal Agency Agreement”), has been duly authorized, executed and delivered by the Bank and the Series has been duly authorized and established in conformity with the Fiscal Agency Agreement.
     In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware; that he expresses no opinion as to the effect of laws that restrict transactions between United States persons and citizens or residents of certain foreign countries or specially designated nationals and organizations; that, insofar as such opinion involves factual matters, he has relied upon certificates of officers of the [Bank][Guarantor] and its subsidiaries and certificates of public officials and other sources believed by such counsel to be responsible; and that he has assumed that the Fiscal Agency Agreement has been duly authorized, executed and delivered by the [Guarantor][ Bank] and the Fiscal Agent, that the [Notes][Guarantee] will conform to the forms thereof examined by him (or members of the [Bank’s][Guarantor’s] legal department acting under his supervision), that the Fiscal Agent’s certificates of authentication of the Notes will have been manually signed by one of the Fiscal Agent’s authorized signatories and that the signatures on all documents examined by him (or members of the [Bank’s][Guarantor’s] legal department acting under his supervision) are genuine (assumptions that he has not independently verified). In addition, such counsel may state that he has examined, or has caused members of the [Bank’s][Guarantor’s] legal department to examine, such corporate and partnership records, certificates and other documents, and such questions of law, as he has considered necessary or appropriate for the purposes of such opinion.]

IV-1

ANNEX V
Accountants’ Letter
     Pursuant to Section 6(d), as the case may be, of the Deposit Notes Distribution Agreement, dated      , 20   , among the Bank, the Guarantor and Goldman, Sachs & Co., the Guarantor’s independent certified public accountants shall furnish letters to the effect that:
     (i) They are an independent registered public accounting firm with respect to the Guarantor within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (United States) (the “PCAOB”);
     (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) audited or examined by them and included or incorporated by reference in the Registration Statement and the Guarantee Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the Public Company Accounting Oversight Board of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Guarantor for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Agents;
     (iii) They have made a review in accordance with standards established by the Public Company Accounting Oversight Board of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Guarantor’s Quarterly Report(s) on Form 10-Q covering periods after the latest full fiscal year and incorporated by reference into the Guarantee Prospectus as indicated in their reports thereon, copies of which have been furnished to the Agents; and on the basis of specified procedures including inquiries of officials of the Guarantor who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;
     (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Guarantor for the five most recent fiscal years included in the Guarantee Prospectus and/or included or incorporated by reference in Item 6 of the Guarantor’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such fiscal years;
     (v) [They have compared the information in the Guarantee Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 503(d), respectively, of Regulation S-K];
     (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Guarantor and its subsidiaries, inspection of the minute books of the Guarantor and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Guarantee Prospectus as amended or supplemented, inquiries of officials of the Guarantor and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:
     (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Guarantee Prospectus and/or included or incorporated by reference in the Guarantor’s Quarterly Report(s) on Form 10-Q incorporated by reference in the Guarantee Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Guarantee Prospectus and/or included in the Guarantor’s Quarterly Report(s) on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;
     (B) any other unaudited income statement data and balance sheet items included in the Guarantee Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Guarantor’s Annual Report on Form 10-K for the most recent fiscal year;
     (C) the unaudited financial statements which were not included in the Guarantee Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Guarantee Prospectus as most recently amended or supplemented and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Guarantor’s Annual Report on Form 10-K for the most recent fiscal year;

     (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Guarantee Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder, or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;
     (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances or forfeitures of restricted stock units issued under the Guarantor’s Stock Incentive Plan and repurchases of common stock in accordance with the Guarantor’s common stock repurchase program or issuances of stock associated with the Guarantor’s employee stock option plans) or any increase in the unsecured long-term borrowings of the Guarantor and its subsidiaries, or any decreases in consolidated total assets or stockholders’ equity or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Guarantee Prospectus, except in each case for changes, increases or decreases which the Guarantee Prospectus discloses have occurred or may occur or which are described in such letter; and
     (F) for the period from the date of the latest financial statements included or incorporated by reference in the Guarantee Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated total revenues or consolidated revenues, net of interest expense, pre-tax earnings or net earnings or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with the comparable items in the comparable period of the preceding year and with any other period of corresponding length specified by the Agents, except in each case for increases or decreases which the Guarantee Prospectus discloses have occurred or may occur or which are described in such letter [insert if applicable — and except that, because no final consolidated income statement information was available for that period, the accountants are unable to provide an opinion as to whether there have been any such decreases or increases]; and
     (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Guarantee Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Guarantor and its subsidiaries which appear in the Guarantee Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Guarantee Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Guarantor and its subsidiaries and have found them to be in agreement.

     All references in this Annex V to the Guarantee Prospectus shall be deemed to refer to the Guarantee Prospectus (including the documents incorporated by reference therein) as defined in the Distribution Agreement as of the Commencement Date referred to in Section 6(d) thereof and to the Guarantee Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement or incorporation.